As filed with the Securities and Exchange Commission on August 19, 2014.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Hydra Industries Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	47-1025534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle, 16th Floor
New York, New York 10019
(212) 520-6607

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

A. Lorne Weil
Chairman and Chief Executive Officer
Hydra Industries Acquisition Corp.
3 Columbus Circle, 16th Floor
New York, New York 10019
(212) 520-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300 Facsimile: (212) 370-7889	Gregg. A. Noel
Jonathan B. Ko
Michael J. Zeidel
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Telephone: (213) 687-5000
Facsimile: (213) 621-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock par value $0.0001 per share, and one Warrant(2)(4)	11,500,000	$10.00	$115,000,000	$14,812
Shares of Common Stock included as part of the Units(2)(4)	11,500,000	—	—		(3)
Warrants included as part of the Units(2)(4)	11,500,000	—	—		(3)
Total			$115,000,000	$14,812

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	Includes 1,500,000 units, and 1,500,000 shares of common stock and 1,500,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED AUGUST 19, 2014

HYDRA INDUSTRIES ACQUISITION CORP.

$100,000,000
10,000,000 Units

Hydra Industries Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination targets and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination targets.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder thereof to purchase one-half of one share of our common stock at a price of $5.75 per half share, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,500,000 units to cover over-allotments, if any.

Throughout this prospectus, we refer to our sponsors individually as our Hydra sponsor and our Macquarie sponsor. A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie sponsor, and another member of our management team have committed to purchase an aggregate of 8,500,000 warrants (or up to 9,250,000 warrants, depending upon the extent to which the underwriters’ over-allotment option is exercised) at a price of $0.50 per warrant ($4,250,000 in the aggregate, or up to $4,625,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. Each private placement warrant is exercisable to purchase one-half of one share of our common stock at $5.75 per half share.

Our Macquarie sponsor, a subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie, has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides us with an increased minimum funding level for the initial business combination. The contingent forward purchase contract is contingent upon, among other things, our Macquarie sponsor approving the business combination, which approval can be withheld for any reason.

Currently, there is no public market for our units, common stock or warrants. We have applied to list our units on the NASDAQ Capital Market, or NASDAQ, under the symbol “HDRAU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on NASDAQ. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the common stock and warrants will be listed on NASDAQ under the symbols “HDRA” and “HDRAW,” respectively.

We will provide our stockholders with the opportunity to redeem all or a portion of their shares of our common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we are unable to complete our business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $100.0 million, or $115.0 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account located in the United States and held at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest income (net of taxes payable and any amounts released to us to fund working capital requirements), our amended and restated certificate of incorporation provides that none of the funds held in trust will be released from the trust account until the earlier of the completion of our initial business combination or the redemption of our public shares if we are unable to complete our business combination within 24 months from the closing of this offering, subject to applicable law.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 30 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$100,000,000
Underwriting discounts and commissions(1)	$0.60	$6,000,000
Proceeds, before expenses, to us	$9.40	$94,000,000
(1)	Includes up to $0.35 per unit, or up to $3,500,000 (or up to approximately $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States and held at JPMorgan Chase Bank, with Continental Stock Transfer Company acting as trustee, as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount up to $0.35 multiplied by the number of shares of common stock sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” beginning on page 141 for a description of compensation and other items of value payable to the underwriters.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about            , 2014.

Sole Book-Running Manager

UBS Investment Bank

Co-Manager

EarlyBirdCapital, Inc.

           , 2014

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

HYDRA INDUSTRIES ACQUISITION CORP.

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

➢	“we,” “us,” “company” or “our company” are to Hydra Industries Acquisition Corp.;
➢	“public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
➢	“public stockholders” are to the holders of our public shares, including our initial stockholders and members of our management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided, that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;
➢	“management” or our “management team” are to our executive officers and directors;
➢	“Hydra sponsor” are to Hydra Industries Sponsor LLC, a Delaware limited liability company, an affiliate of A. Lorne Weil, our Chairman and Chief Executive Officer;
➢	“Macquarie sponsor” are to MIHI LLC, a Delaware limited liability company and a subsidiary of Macquarie Group Limited (ASX:MQG);
➢	“sponsors” are to our Hydra sponsor and our Macquarie sponsor, collectively;
➢	“founder shares” are to shares of our common stock initially purchased by our sponsors in a private placement prior to this offering;
➢	“private placement warrants” are to the warrants issued to certain of our initial stockholders in a private placement simultaneously with the closing of this offering;
➢	“private placement units” are to the 2,000,000 of our units our Macquarie sponsor has agreed to purchase on substantially the same terms as the sale of units in this offering at $10.00 per unit, to occur concurrently with the consummation of our initial business combination;
➢	“private placement shares” are to the 500,000 shares of our common stock to be purchased by our Macquarie sponsor on substantially the same terms as the founder shares, to occur concurrently with the consummation of our initial business combination;
➢	“initial stockholders” are to holders of the shares of our common stock prior to this offering.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company incorporated on May 30, 2014 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination targets and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination targets.

We intend to focus our efforts on seeking an initial business combination with a company that has an enterprise value of approximately $200 million to $500 million, determined according to reasonably accepted valuation standards and methodologies, although a target entity with a smaller or larger enterprise value may be considered. Following the initial business combination, our objective will be to implement or support the acquired company’s operating strategies in order to generate additional value for stockholders. General goals may include additional acquisitions and operational improvements. Our efforts to identify a prospective target business will not be limited to a particular industry or geography.

We believe that potential target companies will find the opportunity to enter into the initial business combination with us attractive for the following reasons:

➢	Track Record of our Chairman and Chief Executive Officer. A. Lorne Weil, our Chairman and Chief Executive Officer, has enjoyed a long professional career that includes management consulting as well as having built Scientific Games Corporation, a publicly traded company (NASDAQ: SGMS), from approximately $25 million in revenue in 1992 to approximately $1.7 billion, on a pro forma basis, in 2013. Scientific Games is a leading developer of technology-based products and services and associated content for the worldwide gaming and lottery markets. Mr. Weil has approximately 40 years of operating experience. He has initiated and overseen numerous acquisitions, divestitures, IPOs, joint ventures and debt capital markets issuances and is well known by the investment banks and debt financing sources that will be called upon to assist us in executing on our strategy. Mr. Weil served as a board member and Non-Executive Chairman of the Board of Andina Acquisition Corp., or Andina, a blank check company that raised $42 million of gross proceeds in its March 2012 initial public offering with the intention of making an investment in a high potential company in the Andean region of South America. In December 2013, Andina merged with Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows, a Colombia-based exporter of hi-tech architectural glass for the residential and commercial construction industry. Mr. Weil is currently the Non-Executive Chairman of the Board of the successor entity, Tecnoglass Inc. (NASDAQ: TGLS). We believe that this recent successful experience as the sponsor of a blank check company will be very valuable to us, as potential merger candidates will likely view such experience as a positive factor in deciding whether or not to enter into a business combination with us.
➢	Minimum Funding Available as a Result of the $20 Million Macquarie Sponsor Private Placement. Our Macquarie sponsor has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides us with an increased minimum funding level for the initial business combination.

The contingent forward purchase contract is subject to the following closing conditions:

➢	the representations and warranties made by us in the contingent forward purchase contract shall be true and correct in all material respects;
➢	all covenants, agreements and conditions contained in the contingent forward purchase contract shall have been performed by us;
➢	we have obtained all blue sky law permits and qualifications required by any state for the offer and sale of the private placement securities; and
➢	our Macquarie sponsor has provided its consent to the business combination, which consent can be withheld for any reason; provided, that if our Macquarie sponsor does not consent because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination but our Macquarie sponsor will not be obligated to settle the purchase of securities under the contingent forward purchase contract.

If we fail to consummate a business combination within the required time period, and our board of directors (other than our Macquarie sponsor designee) unanimously votes in favor of a proposed business combination and our Macquarie sponsor decides to withhold its vote on such business combination (for reasons other than regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest), our Macquarie sponsor will be, subject to certain conditions, obligated to pay a $740,000 fee to our Hydra sponsor and the private placement warrants purchased by our Macquarie sponsor, Mr. Weil and another member of our management team will expire worthless.

➢	Our Relationship with Macquarie Enhances Our Capabilities to Source, Execute, and Scrutinize Potential Acquisition Targets. We believe potential target companies will view the track record of our management team, combined with the track record of Macquarie Capital, with respect to deal sourcing, financing and execution capabilities, as a positive attribute contributing to our ability to identify attractive acquisition opportunities and structure and complete a successful initial business combination.

Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and relationships that we believe will be useful for sourcing investment opportunities. This network has provided our management team with leads and referrals that resulted in numerous acquisitions in the past. We believe our management team is well positioned to create value for our stockholders, and that our contacts and relationships, ranging from owners of private and public companies, private equity funds, investment bankers, attorneys, accountants and business brokers will allow us to generate attractive acquisition opportunities.

Our Macquarie sponsor, MIHI LLC, is a wholly owned subsidiary of Macquarie Holdings (U.S.A.) Inc. which, in turn, is a wholly owned subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie. Macquarie is a global provider of financial, advisory, investment, and funds management services. Macquarie’s main business focus is generating returns to investors and stockholders by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate, and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in 65 office locations in 28 countries, employs approximately 13,900 people and has assets under management of over $394 billion (as of March 31, 2014).

Macquarie Capital comprises Macquarie’s advisory, capital raising and principal investing capabilities. The firm provides varied services to corporate, financial sponsor and government clients involved in mergers and acquisitions, debt and equity fund raising, corporate restructuring, project finance and public private partnerships. In the U.S., operating through Macquarie Capital (USA) Inc., Macquarie

Capital has specialist sector expertise and a comprehensive advisory and capital markets platform. Macquarie Capital’s expertise spans a variety of industry sectors including:

➢	Industrials;
➢	Telecommunications, Media, Entertainment and Gaming;
➢	Financial Institutions;
➢	Real Estate;
➢	Resources;
➢	Infrastructure; and
➢	Power, Utilities and Renewables.

Our efforts to identify a prospective target business will not be limited to a particular industry or geography but, rather, we intend to capitalize more broadly on the experience and capabilities of our management team. In particular, our management team has worked together at Scientific Games to identify, acquire and operate a number of businesses in a manner similar to the process anticipated for our initial target business. Our management team is a very hands on, entrepreneurial and growth oriented team with highly complementary and relevant skill sets. Management’s professional experience spans operations, strategy, mergers and acquisitions, capital raising, corporate finance, accounting, compliance/regulatory matters and law. In the last five years, members of our management team were the primary drivers of, and successfully completed, nine strategic mergers and acquisitions transactions, ranging in value from $4 million to $1.5 billion, while at Scientific Games, including the acquisition of WMS Industries in October 2013. Members of our management team were also the primary drivers of, and successfully completed, five key joint ventures and alliances, including the privatization of four lotteries, in the last five years while at Scientific Games. Together, these business development activities have facilitated significant growth for Scientific Games.

Past performance by Mr. Weil or Macquarie is not a guarantee either of success with respect to any business combination we may consummate or that we will be able to locate a suitable candidate for our initial business combination.

Our acquisition and value creation strategy will be to identify, acquire and, after our initial business combination, to build, a scalable business in the same manner in which our management team built Scientific Games over nearly 25 years. Specifically, we will focus on finding acquisition targets that enjoy some combination of the following business characteristics where the management team has significant operating expertise:

➢	Technology businesses;
➢	Manufacturing or services business;
➢	Businesses where managing secure data transactions is critical to the execution of the business;
➢	Businesses with a significant brand licensing component;
➢	Government outsourcing/privatization or where a significant portion of the customer base is state or federal government; and
➢	Highly regulated industries.

We believe we will be able to leverage our relationships and extensive experience working with government officials to navigate government procurement processes. We understand the regulatory and compliance requirements of governments and have a track record of success in this area.

The management team has experience in building and operating an international portfolio of assets and will look for businesses that provide the opportunity for development opportunities outside the United States, particularly in Latin America, Europe and Asia, where our management team has significant operating experience.

We plan to assemble a group of independent directors that has substantial public company governance, executive leadership, operations oversight, investment banking and capital markets experience. We expect that our independent directors will be individuals that have extensive experience serving as directors, CEOs, CFOs or in other executive and advisory capacities for numerous publicly-listed and privately-owned companies. We also expect that our independent directors will be individuals that have substantial experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will be of significant benefit to us as we evaluate potential acquisition or merger candidates and potentially execute our initial business combination.

Members of our management team are not obligated to devote any specific number of hours to our matters. The amount of time that Mr. Weil or any other member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Mr. Weil and Mr. Lipkin are currently restricted by non-compete and non-solicit provisions contained in their respective former employment agreements with Scientific Games, which provisions are still in effect and prohibit Mr. Weil and Mr. Lipkin from soliciting certain employees or acquiring or managing certain businesses that broadly compete with the business activities of Scientific Games. As a result, we will focus on acquisition targets outside of lottery and gaming technology. See “Risk Factors — Our Chairman and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Chief Operating Officer are parties to certain agreements that will limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies” and “Our Chairman and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Chief Operating Officer are parties to certain agreements that will limit their ability to solicit or hire employees of Scientific Games, which could make us a less attractive buyer to certain target companies.”

Initial Business Combination

NASDAQ rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from a qualified independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriter or other advisors. Our Macquarie sponsor, through its financial advisory business, is continuously made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination. However, we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We will not consider a business combination with any company that has been identified by or to Macquarie Capital as an acquisition candidate for our initial business combination prior to the closing of this offering. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition.

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

➢	Middle-Market Businesses. We will seek to acquire one or more businesses with an aggregate enterprise value of approximately $200 million to $500 million, determined according to reasonably accepted valuation standards and methodologies. We believe that the middle market segment provides the greatest number of opportunities for investment and is the market most consistent with our management team’s previous investment history. This segment is where we believe we have the strongest network to identify opportunities and where our experience in developing companies will be useful.
➢	Established Businesses with Proven Track Records. We will seek to acquire one or more established businesses with consistent historical financial performance. We will typically focus on one or more businesses with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire a start-up company.
➢	Businesses with Proven Revenue and Earnings Growth or Potential for Revenue and Earnings Growth. We will seek to acquire one or more businesses that have achieved or have the potential for significant revenue and earnings growth through a combination of new products and services, new markets and geographies, increased production capacity, expense reduction, synergistic add-on acquisitions and increased operating leverage.
➢	Businesses with, or with the Potential for, Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that already have, or have the potential to generate, consistent, stable and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams.
➢	Strong Competitive Position. We intend to focus on acquisition targets that have a leading, growing or favorable niche market position in their respective industries. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire one or more businesses that demonstrate sustainable advantages when compared to its competitors, which may help to protect its market position and profitability.
➢	Experienced Management Team. We will seek to acquire one or more businesses with an experienced management team that provides a platform for us to further develop the management capabilities of the acquired business. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement their own capabilities.
➢	Entrepreneurial or Family Run Businesses. We will seek to acquire one or more businesses that are currently family run or founded by an entrepreneur where either for family reasons or because they have a desire to partner with a management team that has experience building a much larger enterprise, have an interest in pursuing a transaction with Hydra.
➢	Benefit from Being a Public Company. We intend to acquire one or more businesses that will benefit from being publicly traded and can effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and relationships that we believe will be useful for sourcing investment opportunities. This network has been developed through our management team’s experience in:

➢	sourcing, acquiring, operating, developing, financing and selling businesses; and
➢	executing transactions under varying economic and financial market conditions as well as diverse geographical locales.

This network has provided our management team with leads and referrals that resulted in numerous transactions. We believe that the network of contacts and relationships of our management team will be useful for sourcing investment opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Lastly, our relationship with Macquarie should be an important source of generating and executing on new opportunities.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, customers, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsors, officers or directors, we, or a committee of independent directors, will obtain an opinion from a qualified independent accounting firm or an independent investment banking firm which is a member of FINRA that our initial business combination is fair to our company from a financial point of view.

Members of our management team will directly or indirectly own common stock and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business for our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

A number of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. In addition, our amended and restated certificate of incorporation will provide for the waiver of any requirement to present corporate opportunities to us to the extent it would conflict with competing duties owed to other entities. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie sponsor’s board designee.

Our Hydra sponsor and our executive officers, directors and director nominees (other than our Macquarie sponsor’s director nominee) have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering.

Our Macquarie sponsor and our Macquarie sponsor’s director nominee have agreed, pursuant to a written letter agreement, not to participate in the formation of or investment in, or become an officer or director of, any other blank check company that is seeking equity proceeds between $75 million and $175 million until 3 months after our initial public offering. In July 2014, Terrapin 3 Acquisition Corporation, a blank check company co-sponsored by our Macquarie sponsor, consummated an initial public offering, raising gross proceeds of $212,750,000.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company”

can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Our executive offices are located at 3 Columbus Circle, 16th Floor, New York, New York 10019 and our telephone number is (212) 520-6607.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 30 of this prospectus.

Securities offered
10,000,000 units, at $10.00 per unit, each unit consisting of:
➢ one share of common stock; and
➢ one warrant to purchase one-half of one share of common stock.
Proposed NASDAQ symbols
Units: “HDRAU”
Common Stock: “HDRA”
Warrants: “HDRAW”
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into their component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and warrants.
Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:
Number outstanding before this offering	0
Number outstanding after this offering	10,000,000	(1)
Common stock:
Number outstanding before this offering	2,875,000	(2)
Number outstanding after this offering	12,500,000	(1)
Warrants:
Number of private placement warrants to be sold in a private placement simultaneously with this offering	8,500,000	(1)
Number of warrants to be outstanding after this offering and the private placement	18,500,000	(1)

(1) Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our initial stockholders (other than our independent director nominees) of 375,000 founder shares.
(2) This number includes up to 375,000 shares that are subject to forfeiture by our initial stockholders depending upon the extent to which the underwriters’ over-allotment option is exercised.
Exercisability
Each warrant offered in this offering is exercisable to purchase one-half of one share of our common stock. Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. We structured each warrant to be exercisable for one-half of one share of our common stock, as compared to warrants issued by some other similar blank check companies which are exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses.
Exercise price
$5.75 per half share ($11.50 per whole share), subject to adjustments as described herein.
Exercise period
The warrants will become exercisable on the later of:
➢ 30 days after the completion of our initial business combination, and
➢ 12 months from the closing of this offering;
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed; provided, that if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
➢ in whole and not in part;
➢ at a price of $0.01 per warrant;
➢ upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

➢

if, and only if, the last sale price of our common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see the section entitled “Description of Securities — Warrants — Public Stockholders’ Warrants” for additional information.
None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or such purchasers’ permitted transferees.
Private placement at initial business combination
Our Macquarie sponsor has agreed to enter into a contingent forward purchase contract to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit (which we call our private placement units) and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering (which we call our private placement shares). The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination. The contingent forward purchase contract is contingent upon, among other things, our Macquarie sponsor approving the business combination, which approval can be withheld for any reason.
Founder shares
In July 2014, our sponsors purchased an aggregate of 2,875,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. Prior to the initial investment in the company of $25,000 by the sponsors, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. In July 2014, our Hydra sponsor transferred 429,000 and 75,000 founder shares to an affiliate of Mr. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, and an affiliate of Mr. Schloss, our Executive Vice President, General Counsel and Secretary, respectively (up to 48,750 and 8,523 of which are subject to forfeiture, respectively, depending on the extent to which the underwriters’ over-allotment option is exercised). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Our initial stockholders will collectively own 20% of the issued and outstanding shares of our common stock after this offering (assuming they do not purchase any units in this offering). Up to 375,000 founder shares will be subject to forfeiture by certain of our initial stockholders (or their respective permitted transferees), depending upon the extent to which the underwriters’ over-allotment option is exercised. The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:
➢ the founder shares are subject to certain transfer restrictions, as described in more detail below, and

➢

our initial stockholders, officers, directors and director nominees have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination and to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within the prescribed time frame). If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.
Transfer restrictions on founder shares
Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares or private placement shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under “Principal Stockholders — Transfers of Shares and Warrants Held by Our Initial Stockholders”). Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its founder shares
(provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the founder shares), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares and private placement shares will be released from the lock-up.
Private placement warrants
A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie sponsor, and another member of our management team have committed, pursuant to a written agreement, to purchase an aggregate of 8,500,000 private placement warrants (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised), each exercisable to purchase one-half of one share of our common stock at $5.75 per half share, at a price of $0.50 per warrant ($4,250,000 in the aggregate or up to $4,625,000 in the aggregate, depending upon the extent to which the underwriters’ over-allotment option is exercised) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account, less offering expenses, amounts to repay existing loans from stockholders and approximately $1,000,000 in working capital to be held outside of the trust. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable so long as they are held by their initial purchasers or such purchasers’ permitted transferees (except as described below under “Principal Stockholders — Transfers of Shares and Private Placement Warrants Held by Our Initial Stockholders”). If the private placement warrants are held by holders other than their initial purchasers or such purchasers’ permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The initial purchasers of the private placement warrants and their respective permitted transferees have the option to exercise the private placement warrants on a cashless basis.
Transfer restrictions on private placement warrants
The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its private placement warrants (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the transferred private placement warrants), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants.

Proceeds to be held in trust account
NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the $104.25 million in proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, or approximately $119.63 million if the underwriters’ over-allotment option is exercised in full, $100.0 million ($10.00 per unit), or $115.0 million ($10.00 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a segregated trust account located in the United States and held at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and $1.75 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include up to $3,500,000 (or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) in deferred underwriting commissions.
Except for the withdrawal of interest to pay taxes, if any, or to fund our working capital requirements, our amended and restated certificate of incorporation, as discussed below and subject to the requirements of law and stock exchange rules, provides that none of the funds held in the trust account will be released from the trust account until the earlier of the completion of our initial business combination and the redemption of 100% of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering. Based on current interest rates, we do not expect that interest earned on the trust account will be sufficient to pay taxes. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Anticipated expenses and funding sources
Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except for the withdrawal of interest income to pay taxes and to fund working capital requirements. Based upon current interest rates, we expect the trust account to generate approximately $40,000 of interest income during the next 24 months. Unless and until we complete our initial business combination, we may pay our expenses only from:

➢

the net proceeds of this offering not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering; and

➢ any interest income earned from the trust account, net of taxes payable and any amounts payable to us to fund working capital requirements; and

➢

working capital loans from our sponsors, who have committed up to $250,000 each, for an aggregate of $500,000, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to be provided to us in the event funds held outside of the trust are insufficient to fund our expenses after this offering and prior to our initial business combination (including investigating and selecting a target business and other working capital requirements) and our sponsors may, but are not obligated to, loan us additional funds to fund our expenses relating to investigating and completing our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post-business combination entity at a price of $0.50 per warrant at the option of the lender at the time of the business combination. The warrants would be identical to the private placement warrants issued to the initial stockholders.

Conditions to completing our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. NASDAQ rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination.
If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from a qualified independent accounting firm or independent investment banking firm that is a member of FINRA. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided, that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.
Our initial business combination must be approved by our Macquarie sponsor as a closing condition to the contingent forward purchase contract. In addition, we have entered into an agreement with our sponsors pursuant to which we have agreed not to consummate a business combination without our Macquarie sponsor’s consent, which consent can be withheld for any reason. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination, our Macquarie sponsor shall be permitted to sell its private placement warrants and founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the transferred private placement warrants and founder shares), our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants and founder shares, and the term of our Macquarie sponsor’s nominee shall automatically terminate and such board seat shall remain vacant until filled by a successor duly appointed by our Hydra sponsor.
Permitted purchases of public shares by our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: refrain from purchasing shares during certain blackout periods and when they are in possession of any material nonpublic information and to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as such purchases will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our initial stockholders, directors, executive officers, advisors or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may acquire during or after this offering in connection with the completion of our business combination.
Manner of conducting redemptions
We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
➢ conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and

➢

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsors will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will:

➢

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

➢ file proxy materials with the SEC.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: cash consideration to be paid to the target or its owners, cash to be transferred to the target for working capital or other general corporate purposes or the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.
Limitation on redemption rights of stockholders holding 10% or more of the shares sold in this offering if we hold stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in this offering. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold 10% or more of the shares sold in this offering) for or against our business combination.
Redemption Rights in connection with proposed amendments to our certificate of incorporation
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsors, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be released to us.

We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our sponsors, executive officers, directors and director nominees have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such time, we will: cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination within the 24-month time period. Our initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Our sponsors, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our sponsors, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

➢

Repayment of up to an aggregate of $250,000 in loans ($69,000 of which are outstanding as of the date of this prospectus) pursuant to the terms of unsecured promissory notes issued to our sponsors, to cover offering-related and organizational expenses;

➢

Repayment of up to an aggregate of $500,000 in loans, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to cover working capital costs and to finance transaction costs in connection with an intended initial business combination following this offering;
➢ Payment to Lorne Weil, Inc., an affiliate of our Hydra sponsor, of a total of $10,000 per month for office space, utilities and secretarial support;
➢ Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

➢

Repayment of loans (other than the $500,000 in loans which our sponsors have committed to make in the aggregate) which may be made by our sponsors or an affiliate of our sponsors or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto.

In the event our business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf.
We have granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months from the closing of this offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.
Audit Committee
We have established and will maintain an audit committee, which will be composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, officers or directors, or our or their affiliates. For more information about our audit committee, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 30 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	July 15, 2014
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)(1)	$(37,057)	$97,524,597
Total assets(2)	$77,619	$101,024,597
Total liabilities(3)	$53,022	$3,500,000
Value of common stock that may be redeemed in connection with our initial business combination ($10.00 per share)(4)	$—	$92,524,590
Stockholders’ equity(5)	$24,597	$5,000,007

(1)	The “as adjusted” calculation includes $100,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants (less offering expenses and underwriting commissions) plus $1,000,000 in cash held outside the trust account, plus $25,000 of proceeds from the sale of shares to the initial stockholders, minus the full amount of the $3,500,000 of deferred underwriting commissions. The “as adjusted” calculation excludes gross proceeds of up to $15,000,000 from the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, and approximately $20,000,000 from the contingent forward purchase contract we have entered into with our Macquarie sponsor to occur concurrently with the consummation of our initial business combination.
(2)	The “as adjusted” calculation equals $100,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,000,000 in cash held outside the trust account, plus $25,000 of proceeds from the sale of shares to the initial stockholders (less offering expenses and underwriting commissions).
(3)	The “as adjusted” calculation includes the full amount of the $3,500,000 of deferred underwriting commissions.
(4)	The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholders’ equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001.
(5)	Excludes 9,252,459 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common shares that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of up to an aggregate of $250,000 in loans ($69,000 of which are outstanding as of the date of this prospectus) pursuant to the terms of unsecured promissory notes issued to our sponsors and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $100.0 million held in the trust account ($115.0 million if the underwriters’ over-allotment option is exercised in full) for the benefit of our public stockholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within 24 months from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include the full amount of the $3,500,000 being held in the trust account (or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) representing deferred underwriting commissions. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

If no business combination is completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses) will be used to fund the redemption of our public shares. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a newly formed early stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed early stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even if a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or NASDAQ rules or if we decide to hold a stockholder vote for business or other reasons. For instance, NASDAQ rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

RISK FACTORS

If we seek stockholder approval of our initial business combination, after approval of our board and our Macquarie sponsor, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, after approval of our board and our Macquarie sponsor, our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after this offering, in favor of our initial business combination. Our initial stockholders will own 20% of our outstanding shares of common stock immediately following the completion of this offering. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval (unless stockholder approval is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons), public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. While we may have access to the proceeds from the $20,000,000 private placement from our Macquarie sponsor, if too many public stockholders exercise their redemption rights, we may not be able to meet such closing condition and, as a result, may not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction

RISK FACTORS

based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the time frame described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsors, executive officers, directors and director nominees have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest

RISK FACTORS

to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We are a newly formed alliance between our sponsors and you have no basis upon which to evaluate our ability to achieve our business objectives.

Our sponsors have not previously cooperated with one another on a blank check company and may be considered a first-time alliance between sponsors. As a result, you have no basis upon which to evaluate our ability to work together. There may be increased risk if unanticipated disagreements between the sponsors develop. In that case, we may be unable to complete our initial business combination for reasons including, but not limited to, an inability to agree on: an appropriate target, terms suitable to the target's controlling investors, the composition of the management team, or appropriate financing strategies to accomplish the initial business combination.

If we seek stockholder approval of our initial business combination, our sponsors, directors, executive officers, advisors and their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination, and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsors, directors, executive officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsors, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of the proposed business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as

RISK FACTORS

applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Business Strategy — Tendering stock certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein, and the redemption of our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination within 24 months from the closing of this offering is not completed for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 24 months from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

NASDAQ may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to have our units listed on NASDAQ on or promptly after the date of this prospectus and our common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NASDAQ listing standards, we cannot assure you that our securities will be, or will continue to be, listed on NASDAQ in the future or prior to our initial business combination. In order to continue listing our securities on NASDAQ prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2.5 million) and a minimum number of holders of our securities (generally 300 round-lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with NASDAQ’s initial listing requirements, which are more rigorous than NASDAQ’s continued listing requirements, in order to continue to maintain the listing of our securities on NASDAQ. For instance, our stock price would generally be required to be at least $4 per share and our stockholders’ equity would generally be required to be at least $5 million. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

➢	a limited availability of market quotations for our securities;
➢	reduced liquidity for our securities;
➢	a determination that our common stock is a “penny stock” which will require brokers trading in our

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common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
➢	a limited amount of news and analyst coverage; and
➢	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on NASDAQ, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 10% of our common stock, you will lose the ability to redeem all such shares in excess of 10% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination. Your inability to redeem the Excess

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Shares will reduce your influence over our ability to complete our business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our business combination. And as a result, you will continue to hold that number of shares exceeding 10% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of common stock redeemed and, in the event we seek stockholder approval of our business combination, we make purchases of our common stock, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the next 24 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to

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complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

If the net proceeds of this offering not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsors or management team to fund our search, to pay our taxes and to complete our business combination.

Of the net proceeds of this offering, only approximately $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsors, management team or other third parties to operate or may be forced to liquidate. Other than working capital loans of up to $500,000, neither our sponsors, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such loans and advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.00 per share on our redemption of our public shares, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Although these charges may be non-cash items and would not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

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If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, has agreed that he will be liable to us, and our Macquarie sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share or such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes or to fund working capital requirements, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Weil will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Mr. Weil has sufficient funds to satisfy his indemnity obligations and, therefore, our Hydra sponsor may not be able to satisfy those obligations. We have not asked Mr. Weil to reserve for such eventuality. We believe the likelihood of Mr. Weil having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

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Our directors may decide not to enforce the indemnification obligations of A. Lorne Weil, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of $10.00 per share or other than due to the failure to obtain such waiver such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes or to fund working capital requirements, and Mr. Weil asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Weil to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Weil to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

➢	restrictions on the nature of our investments; and

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➢	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our business combination.

In addition, we may have imposed upon us burdensome requirements, including:

➢	registration as an investment company;
➢	adoption of a specific form of corporate structure; and
➢	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month in the event we do not complete our business combination and, therefore, we do not intend to comply with those procedures.

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Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering is not considered a liquidation distribution under Delaware law, and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination (unless required by NASDAQ), and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of

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the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and holders of our private placement warrants, private placement shares and private placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the founder shares, holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the shares of common stock issuable upon exercise of the private placement warrants. Further, our Macquarie sponsor, as holder of our private placement units, the warrants and shares of common stock underlying the private placement units, and the private placement shares, and their permitted transferees, can demand that we register those securities and the warrants and shares of common stock underlying any such securities. In the aggregate, 10,250,000 shares (or up to 11,000,000 shares in the event that the underwriters exercise their over-allotment option in full) will be subject to such demand registration rights. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders, holders of our private placement shares, holders of our private placement units or holders of our private placement warrants or their respective permitted transferees are registered.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may pursue acquisition opportunities in any one of numerous industries, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our business combination with another blank check company or similar company with nominal operations and we will not seek a company in the lottery and gaming technology industries because of the non-competition agreements entered into by Mr. Weil and Mr. Lipkin with Scientific Games Corporation. Because we have not yet identified or approached any specific target business with respect to a business combination, there

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is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or an early stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

We may seek investment opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

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We are not required to obtain an opinion from a qualified independent accounting firm or independent accounting firm or independent investment banking firm that is a member of FINRA, and consequently, you may have no assurance from a qualified independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, we are not required to obtain an opinion from a qualified independent accounting firm or investment banking firm that is a member of FINRA that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination, any one of which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 29,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 3,750,000 authorized but unissued shares of common stock available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants. Immediately after this offering, there will be no shares of preferred stock issued and outstanding. These amounts assume that the underwriters have not exercised their over-allotment option, and assumes the issuance of 2,000,000 units issuable pursuant to our Macquarie sponsor’s contingent forward purchase contract and an additional 500,000 private placement shares issuable to our Macquarie sponsor at the time of the initial business combination.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. However, our amended and restated certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination. The issuance of additional shares of common or preferred stock:

➢	may significantly dilute the equity interest of investors in this offering;
➢	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
➢	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
➢	may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial

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management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements and take time away from oversight of our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our business combination will not be the determining factor in our

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decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we believed they should have. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Directors and Executive Officers.”

Our sponsors, and their affiliates, have no obligation to provide us with potential investment opportunities or to devote any specified amount of time or support to our company’s business.

Although we expect to benefit from our sponsors’ network of relationships and processes for sourcing, evaluating and allocating investment opportunities among itself, us, and other parties, our sponsors have no legal or contractual obligation to seek on our behalf or to present to us investment opportunities that might be suitable for our business. Our sponsors may allocate potential investments at their discretion to any of our Hydra sponsor, Macquarie, us, or other parties. We have no investment management, advisory, consulting or other agreement in place with our sponsors that obligate either of them to undertake efforts on our behalf or that govern the manner in which they will allocate investment

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opportunities. Even if our sponsors refer an opportunity to us, no assurance can be given that such opportunity will result in an acquisition agreement or an initial business combination.

Certain of our executive officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining whether a particular business opportunity should be presented to our company or to another entity.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining whether a particular business opportunity should be presented to our company or to another entity. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. In addition, our amended and restated certificate of incorporation will provide for the waiver of any requirement to present corporate opportunities to us to the extent it would conflict with competing duties owed to other entities. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie sponsor’s board designee.

Members of our management team may directly or indirectly own common stock and warrants following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Transactions.”

Our Macquarie sponsor may have a conflict of interest in determining whether a particular business opportunity should be presented to our company or to Terrapin 3 Acquisition Corporation.

In July 2014, Terrapin 3 Acquisition Corporation, a blank check company co-sponsored by our Macquarie sponsor, consummated an initial public offering, raising gross proceeds of $212,750,000. Our Macquarie sponsor may have a conflict of interest in determining whether a particular business opportunity should be presented to our company or to Terrapin 3 Acquisition Corporation. While we do not anticipate overlap, there may be some overlap among the companies that we may seek to acquire and the potential companies Terrapin 3 Acquisition Corporation may seek to acquire. We will seek to acquire one or more businesses with an aggregate enterprise value of approximately $200 million to $500 million, whereas Terrapin 3 Acquisition Corporation seeks an initial business combination with a company that has an enterprise value of approximately $200 million to $1.25 billion. As a result, our

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Macquarie sponsor may present a particular business opportunity to Terrapin 3 Acquisition Corporation, and not to us, that we would otherwise want to pursue.

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsors, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Our Chairman and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Chief Operating Officer are parties to certain agreements that limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination.

Each of A. Lorne Weil, our Chairman and Chief Executive Officer, and Jeffrey S. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, is a party to an employment agreement, as amended, with Scientific Games Corporation, or Scientific Games, each of which contains similar confidentiality, non-competition and non-solicitation provisions. These agreements are collectively referred to as the non-competition agreements. Until November 2015, Mr. Weil generally will be restricted from engaging as an owner, investor, partner, stockholder, employer, employee, consultant, advisor, director or otherwise in any business involving: design and production of instant lottery tickets and the management of related marketing and distribution programs; manufacture, sale, operation or management of on-line lottery systems (Lotto-type games); development and commercialization of licensed and other proprietary game entertainment for all lottery product channels; provision of wagering (whether pari-mutuel (pooled) or otherwise) or venue management services for racetracks and off-track betting facilities; production of prepaid cellular phone cards; or any other business in which Scientific Games is, or was after November 2011, engaged or in which Scientific Games, to Mr. Weil’s actual knowledge, at that time intended to engage and which competing business is conducted or planned to be conducted anywhere in the United States or in any other geographic area in which such business was conducted or planned to be conducted by Scientific Games. However, the non-competition agreements specifically provide that it will not constitute a violation of Mr. Weil’s obligations if Mr. Weil owns up to 2% of the equity securities of a publicly traded company engaged in any of the foregoing activities.

Mr. Lipkin’s non-competition agreement is similar to Mr. Weil’s, except that he is also restricted from engaging with a business involving video gaming (including fixed odds or server-based betting terminals and video lottery terminals) or the sale of prepaid cellular phone cards. In addition, Mr. Lipkin would be restricted from engaging with a business that Scientific Games, or Mr. Lipkin on behalf of Scientific Games, was engaged in since September 2013, in contrast to November 2011 in the case of Mr. Weil. Furthermore, Mr. Lipkin may acquire up to 2% of the outstanding equity, debt securities, or other equity interests of any person, corporation, partnership, or other business entity for passive investment purposes. Mr. Weil’s non-competition agreement expires in November 2015 and Mr. Lipkin’s expires in May 2015.

In light of the non-competition agreements, we will not seek an initial business combination with any company with operations in the businesses described above. In addition, if our initial business combination does not cause Mr. Weil or Mr. Lipkin to violate the non-competition agreements, no

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assurance can be given that the combined company would not in the future engage in competitive activities which would cause Mr. Weil or Mr. Lipkin to be in breach of the non-competition agreements. If a court were to conclude that a violation of either or both of the non-competition agreements had occurred, it could extend the term of Mr. Weil’s or Mr. Lipkin’s non-competition restrictions and/or enjoin Mr. Weil or Mr. Lipkin from participating in our company, or enjoin us from engaging in aspects of the business which compete with Scientific Games, as applicable. The court could also impose monetary damages against Mr. Weil or Mr. Lipkin or us. This could materially harm our business and the trading prices of our securities.

Even if ultimately resolved in our favor, any litigation associated with the non-competition agreements could be time consuming, costly and distract management's focus from locating suitable acquisition candidates and operating our business.

Our Chairman and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Chief Operating Officer are parties to certain agreements that will limit their ability to solicit or hire employees of Scientific Games, which could make us a less attractive buyer to certain target companies.

In the non-competition agreements entered into by A. Lorne Weil, our Chairman and Chief Executive Officer, and Jeffrey S. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, with Scientific Games, there are provisions preventing them from being able to directly or indirectly knowingly solicit, entice, or persuade any other employee, agent, consultant, or representative of Scientific Games or its affiliated companies, to leave the services of Scientific Games for any reason and restricting Mr. Weil and Mr. Lipkin from hiring any employee of Scientific Games or any person known to be employed by Scientific Games during the previous 180 days. Mr. Lipkin, however, may hire any person who was an employee of Scientific Games, without regard to the 180-day waiting period, if such employee was laid off or terminated by Scientific Games, and, pursuant to a waiver executed by Scientific Games, Mr. Weil may hire Mr. Lipkin with respect to our company and any successor entity. To the extent a target company may be interested in hiring personnel from Scientific Games, we might be a less attractive buyer as a result of the non-competition agreements.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsors, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsors, executive officers and directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsors, officers and directors are not currently aware of any specific opportunities for us to complete our business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our Initial Business Combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from a qualified independent accounting firm or independent investment banking firm that is a member of FINRA regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our executive

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officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our initial stockholders, executive officers and directors will lose their entire investment in us if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

In July 2014, our sponsors purchased an aggregate of 2,875,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. In July 2014, our Hydra sponsor transferred 429,000 and 75,000 founder shares to an affiliate of Mr. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, and an affiliate of Mr. Schloss, our Executive Vice President, General Counsel and Secretary, respectively (up to 48,750 and 8,523 of which are subject to forfeiture, respectively, depending on the extent to which the underwriters’ over-allotment option is exercised). The founder shares will be worthless if we do not complete an initial business combination. In addition, A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie sponsor, and another member of our management team have committed to purchase an aggregate of 8,500,000 (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) private placement warrants, each exercisable for one-half of one share of our common stock at $5.75 per half share, for a purchase price of $4,250,000 (or up to $4,625,000, depending upon the extent to which the underwriters’ over-allotment option is exercised), or $0.50 per warrant, that will also be worthless if we do not complete a business combination.

The founder’s shares are identical to the shares of common stock included in the units being sold in this offering. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

A conflict of interest may arise from the need to obtain our Macquarie sponsor’s consent to our business combination.

We have entered into an agreement with our sponsors pursuant to which we have agreed not to consummate a business combination without our Macquarie sponsor’s consent, which consent may be withheld for any reason. As a consequence of their contingent forward purchase commitment, which is only to be settled upon consummation of the initial business combination, their interests may conflict with those of the rest of the stockholders if our Macquarie sponsor does not wish to fund such commitment.

In the event that our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination. If we elect to move forward with a business combination which our Macquarie sponsor cannot participate in for regulatory or business reasons, our Macquarie sponsor is not required to settle the contingent forward purchase contract. As such the amount of funds available to consummate such a business combination would be reduced. This

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may make it more difficult to consummate such business combination or less likely that a counterparty would be willing to engage in such a business combination.

Since our sponsors, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if our business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our sponsors, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event our business combination is completed, there is no cap or ceiling on any such reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. However, our sponsors, executive officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if our business combination is not completed. These financial interests of our sponsors, executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Our Macquarie sponsor, and its affiliates, may represent a client to acquire potential target businesses in competition with us, thereby causing conflicts of interest that limit our ability to pursue potential targets. These conflicts of interest could have a negative effect on our ability to consummate a business combination.

Our Macquarie sponsor, or its affiliates, engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which our Macquarie sponsor has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship to our Macquarie sponsor.

Our Macquarie sponsor, its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by our Macquarie sponsor that meet our initial business combination objectives. Our Macquarie sponsor is under no specific obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. While a member of our board of directors that is employed by our Macquarie sponsor will participate in allocation discussions, we will not have any priority in respect of acquisition opportunities provided or created by our Macquarie sponsor. You should assume that our Macquarie sponsor and its affiliates and clients will have priority over us in terms of access to acquisition opportunities.

Clients of Macquarie, and its affiliates, may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s obligations to such client. In addition, investment ideas generated within Macquarie may be suitable for our company or a client of Macquarie, and may be directed to any of such persons or entities rather than to us. Macquarie may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its obligations to the seller may diverge from our interests.

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Since the vote of our Macquarie sponsor is required for approval of our initial business combination (provided, that if our Macquarie sponsor does not consent because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination but our Macquarie sponsor will not be obligated to settle the purchase of securities under the contingent forward purchase contract, and our Macquarie sponsor shall be permitted to sell its private placement warrants and founder shares, provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the transferred private placement warrants and founder shares, and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants and founder shares) any such conflict of interest could prevent us from consummating our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur any debt, we may choose to incur substantial debt to complete our business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

➢	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
➢	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
➢	our inability to pay dividends on our common stock;
➢	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
➢	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
➢	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
➢	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

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We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the private placement of warrants will provide us with approximately $96,500,000 (or approximately $110,975,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our business combination (excluding up to $3,500,000, or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised, of deferred underwriting commissions being held in the trust account).

We may effectuate our business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

➢	solely dependent upon the performance of a single business, property or asset, or
➢	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as attractive as we believed, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination

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on the basis of limited information, which may result in a business combination with a company that is not as attractive as we believed, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our business combination even if a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsors, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of

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the units in the initial public offering. The exercise price for our public warrants is $5.75 per half share, or $11.50 per whole share. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

In order to effectuate our initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete an initial business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsors, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the

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aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsors, executive officers, directors and director nominees. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsors, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants, as well as the $20,000,000 private placement to be made by our Macquarie sponsor in the event that our Macquarie sponsor votes in favor of our initial business combination, will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. The current economic environment has made it especially difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless.

Our initial stockholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own 20% of the issued and outstanding shares of our of common stock (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our initial stockholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors,

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whose members were elected by our sponsors, is, and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our business combination, and, due to the sale of the private placement units to our Macquarie sponsor, potentially after consummation of our initial business combination.

Our sponsors paid an aggregate of $25,000, or approximately $0.01 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsors acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 84.6% (or $8.46 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $1.54 and the initial offering price of $10.00 per unit.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding warrants (including the private placement warrants) to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding warrants (including the private placement warrants) approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided, that the last reported sales price of our common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, to sell your warrants

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at the then-current market price when you might otherwise wish to hold your warrants or to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

Our warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate our business combination.

We will be issuing warrants to purchase 5,000,000 shares of our common stock (or up to 5,750,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 8,500,000 private placement warrants (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised), as well as, in connection with the units sold to our Macquarie sponsor in connection with our initial business combination, 2,000,000 warrants, each exercisable to purchase one-half of one share of common stock at $5.75 per half share. To the extent we issue shares of common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of the issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business transaction. Therefore, our warrants may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees, they will not be redeemable by us, they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the initial purchasers of the private placement warrants until 30 days after the completion of our initial business combination and they may be exercised by the holders on a cashless basis.

Because each warrant is exercisable for only one-half of one share of our common stock, the units may be worth less than units of other blank check companies.

Each warrant is exercisable for one-half of one share of common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In

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determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

➢	the history and prospects of companies whose principal business is the acquisition of other companies;
➢	prior offerings of those companies;
➢	our prospects for acquiring an operating business at attractive values;
➢	a review of debt to equity ratios in leveraged transactions;
➢	our capital structure;
➢	an assessment of our management and their experience in identifying operating companies;
➢	general conditions of the securities markets at the time of this offering; and
➢	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financing reporting standards, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

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We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2015. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm internal controls attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm internal controls attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control

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of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

If we effect our initial business combination with a company located in the United States but with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located in the United States but with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

➢	costs and difficulties inherent in managing cross-border business operations;
➢	rules and regulations regarding currency redemption;
➢	complex corporate withholding taxes on individuals;
➢	laws governing the manner in which future business combinations may be effected;
➢	tariffs and trade barriers;
➢	regulations related to customs and import/export matters;
➢	longer payment cycles;
➢	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
➢	currency fluctuations and exchange controls;
➢	rates of inflation;
➢	challenges in collecting accounts receivable;
➢	cultural and language differences;
➢	employment regulations;
➢	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
➢	deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

➢	our ability to complete our initial business combination;
➢	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
➢	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
➢	our potential ability to obtain additional financing to complete our initial business combination;
➢	our pool of prospective target businesses;
➢	the ability of our officers and directors to generate a number of potential investment opportunities;
➢	our public securities’ potential liquidity and trading;
➢	the lack of a market for our securities;
➢	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
➢	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 30. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Proceeds

We are offering 10,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$100,000,000	$115,000,000
Gross proceeds from private placement warrants offered in the private placement	4,250,000	4,625,000
Total gross proceeds	$104,250,000	$119,625,000
Offering expenses(2)
Underwriting commissions (2.5% of gross proceeds from units offered to public, excluding deferred portion)(3)	$2,500,000	$2,875,000
Legal fees and expenses	200,000	200,000
Printing and engraving expenses	30,000	30,000
Accounting fees and expenses	35,000	35,000
SEC Expenses	14,812	14,812
FINRA Expenses	17,750	17,750
Travel and road show	20,000	20,000
Directors and officers insurance	115,000	115,000
NASDAQ listing and filing fees	50,000	50,000
Miscellaneous expenses	267,438	267,438
Total offering expenses (other than underwriting commissions)	$750,000	$750,000
Proceeds after offering expenses	$101,000,000	$116,000,000
Held in trust account(3)	$100,000,000	$115,000,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account, as well as up to $500,000 in working capital loans committed by our sponsors in the aggregate, but not including interest earned on funds held in the trust account(4)(6).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(5)	$750,000	50.0%
Legal and accounting fees related to regulatory reporting obligations	200,000	13.3%
Payment for office space, administrative and support services	240,000	16.0%
Reserve for liquidation expenses	50,000	3.3%
NASDAQ continued listing fees	55,000	3.7%
Franchise taxes	170,000	11.3%
Other miscellaneous expenses	35,000	2.3%
Total	$1,500,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

Use of Proceeds

(2)	In addition, a portion of the offering expenses have been paid in the form of loans made by our sponsors ($69,000 of which are outstanding as of the date of this prospectus) as described in this prospectus. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital needs.
(3)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, up to $3,500,000, which constitutes the underwriters’ deferred commissions (or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(4)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based on the current interest rate environment, we would expect approximately $40,000 to be available to us from interest earned on the funds held in the trust account over 24 months following the closing of this offering; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.02% per annum based upon current yields of securities in which the trust account may be invested.
(5)	Includes estimated amounts that may also be used in connection with our business combination to fund a “no shop” provision and commitment fees for financing. This amount does not include any investment banking fees which may be payable upon consummation of a business combination. Macquarie Capital (USA) Inc. has not yet been retained for a specific financial advisory, underwriting, capital raising or other transaction and so we are not able to quantify the fees for any such engagement. No funds will be paid out of the trust to fund any such fee payments and it is not expected that any fees would be paid prior to the consummation of a business combination. The actual amount of fees received will vary significantly based on the size of any transaction and the extent to which other investment banks are involved.
(6)	In order to finance transaction costs in connection with an intended initial business combination, each of our sponsors has committed $250,000, for an aggregate of $500,000, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to be provided to us to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination.

NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, approximately $100,000,000 (or $115,000,000 if the underwriters’ over-allotment option is exercised in full), including up to $3,500,000 (or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) of deferred underwriting commissions, will be placed in a trust account located in the United States and held at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $20,000 per year, assuming an interest rate of 0.02% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay taxes, if any, or to fund working capital, until the earlier of the completion of our initial business combination or the redemption of 100% of our public shares if we are unable to complete a business combination within 24 months from the closing of this offering (subject to the requirements of law). Based on current interest rates, we do not expect that interest earned on the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or

Use of Proceeds

expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsors, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We have agreed to enter into an Administrative Services Agreement pursuant to which we will pay Lorne Weil, Inc., an affiliate of our Hydra sponsor a total of $10,000 per month for office space, utilities and secretarial support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsors have loaned us $69,000 under unsecured promissory notes, the proceeds of which are to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2015 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the $750,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, each of our sponsors has committed $250,000, for an aggregate of $500,000, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses relating to investigating and selecting a target business and other working capital requirements after this offering and prior to our initial business combination and may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post-business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the initial stockholders.

MIHI LLC, one of our sponsors and a subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie, has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement of units may be used for working capital in the post-transaction company. This commitment is independent of the percentage of

Use of Proceeds

stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination. The contingent forward purchase contract is contingent upon, among other things, our Macquarie sponsor approving the business combination, which approval can be withheld for any reason.

In addition, we have granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months from the closing of this offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsors, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described herein or the redemption of our public shares if we are unable to complete our business combination within 24 months following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within the prescribed time frame. However, if our sponsors or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

Dividend Policy

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At July 15, 2014, our net tangible book value was $(37,057), or approximately $(0.01) per share of common stock. After giving effect to the sale of 10,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at July 15, 2014 would have been $5,000,007, or $1.54 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 9,252,459 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $1.55 per share to our initial stockholders as of the date of this prospectus and an immediate dilution of $8.46 per share or 84.6% to our public stockholders not exercising their redemption rights. The dilution to new investors if the underwriter exercises the over-allotment option in full would be an immediate dilution of $8.64 per share or 86.4%.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	1.55
Pro forma net tangible book value after this offering and the sale of the private placement warrants		$1.54
Dilution to public stockholders		$8.46

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $92,524,590 because holders of up to approximately 92.5% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of shares of common stock sold in this offering.

Dilution

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	2,500,000	20.00%	$25,000	0.02%	$0.01
Public Stockholders	10,000,000	80.00	100,000,000	99.98	$10.00
	12,500,000	100.00%	$100,025,000	100.00%

(1)	Assumes an aggregate of 375,000 shares held by our sponsors have been forfeited.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(37,057)
Proceeds from this offering and sale of the private placement warrants, net of expenses	101,000,000
Offering costs excluded from net tangible book value before this offering	61,654
Less: deferred underwriters’ commissions payable	(3,500,000)
Less: amount of common stock subject to redemption to maintain net tangible assets of $5,000,001	(92,524,590)
$5,000,007
Denominator:
Shares of common stock outstanding prior to this offering	2,875,000
Shares forfeited if over-allotment is not exercised	(375,000)
Shares of common stock included in the units offered	10,000,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(9,252,459)
3,247,541

Capitalization

The following table sets forth our capitalization at July 15, 2014, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	July 15, 2014
	Actual	As Adjusted(1)
Deferred underwriting commissions	$—	$3,500,000
Notes and Advances payable	26,000
Common stock, subject to redemption(2)	—	92,524,590
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	__	__
Common stock, $0.0001 par value, 29,000,000 shares authorized; 2,875,000 shares issued and outstanding (actual); 29,000,000 shares authorized; 12,500,000 shares issued and outstanding (excluding 9,252,459 shares subject to redemption) (as adjusted)	288	325
Additional paid-in capital	24,712	5,000,085
Accumulated deficit	(403)	(403)
Total stockholders’ equity	24,597	5,000,007
Total capitalization	$50,597	$101,024,597

(1)	Includes the $4,250,000 we will receive from the sale of the private placement warrants. Assumes the over-allotment option has not been exercised and the resulting forfeiture of 375,000 founder shares held by certain of our initial stockholders has occurred.
(2)	Upon the completion of our initial business combination, we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements) subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with respect to identifying any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

➢	may significantly dilute the equity interest of investors in this offering;
➢	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
➢	could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
➢	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and
➢	may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

➢	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
➢	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
➢	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
➢	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
➢	our inability to pay dividends on our common stock;
➢	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
➢	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
➢	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

Management’s Discussion and Analysis of Financial Condition and Results of Operations

➢	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at July 15, 2014, we had approximately $15,965 in cash and deferred offering costs of $61,654. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting/auditing and compliance), as well as for due diligence expenses.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at July 15, 2014, we had $15,965 in cash and cash equivalents and a working capital deficiency of $(37,057). Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsors and loans pursuant to the terms of unsecured promissory notes issued to our sponsors ($69,000 of such loans are outstanding as of the date of this prospectus). We estimate that the net proceeds from the sale of the units in this offering, after deducting offering expenses of approximately $750,000, underwriting commissions of up to $6,000,000 (or up to $6,900,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) (excluding deferred underwriting commissions of up to $3,500,000 (or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised)), and the sale of the private placement warrants for a purchase price of $4,250,000 (or up to $4,625,000, depending upon the extent to which the underwriters’ over-allotment option is exercised), will be $101.0 million (or $116.0 million if the underwriters’ over-allotment option is exercised in full). Approximately $100.0 million (or $115.0 million if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes up to $3,500,000 (or up to $4,025,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) of deferred underwriting commissions. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable and any amounts released to us to fund working capital requirements), excluding deferred underwriting commissions, to complete our

Management’s Discussion and Analysis of Financial Condition and Results of Operations

initial business combination. We may withdraw interest to pay taxes, if any, or to fund working capital requirements. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be approximately $85,000. Our annual income tax obligations will depend on the amount of interest income earned on the amounts held in the trust account. We do not expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds from this offering and the sale of the private placement warrants held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

Our Macquarie sponsor has agreed to enter into a contingent forward purchase contract to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit (which we call our private placement units) and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination. The contingent forward purchase contract is contingent upon, among other things, our Macquarie sponsor approving the business combination, which approval can be withheld for any reason.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, each of our sponsors has committed $250,000, for an aggregate of $500,000, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses after this offering and prior to our initial business combination (including investigating and selecting a target business and other working capital requirements) and our sponsors may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post-business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors (other than the $500,000 in loans which our sponsors have committed to make in the aggregate) have not been determined and no written agreements exist with respect to such loans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We expect our primary liquidity requirements during that period to include approximately $750,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $200,000 for legal and accounting fees related to regulatory reporting requirements; $55,000 for NASDAQ continued listing and other regulatory fees; $240,000 for office space, administrative and support services; $50,000 as a reserve for liquidation expenses; approximately $170,000 for franchise taxes; and approximately $35,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon completion of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2015. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm internal controls attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm internal controls attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our business combination may have internal controls that need improvement in areas such as:

➢	staffing for financial, accounting and external reporting areas, including segregation of duties;
➢	reconciliation of accounts;
➢	proper recording of expenses and liabilities in the period to which they relate;
➢	evidence of internal review and approval of accounting transactions;
➢	documentation of processes, assumptions and conclusions underlying significant estimates; and
➢	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

In July 2014, our sponsors purchased an aggregate of 2,875,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. In July 2014, our Hydra sponsor transferred 429,000 and 75,000 founder shares to an affiliate of Mr. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, and an affiliate of Mr. Schloss, our Executive Vice President, General Counsel and Secretary, respectively (up to 48,750 and 8,523 of which are subject to forfeiture, respectively, depending on the extent to which the underwriters’ over-allotment option is exercised). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or a share contribution back to capital, as applicable immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering (assuming they do not purchase any units in this offering). Up to 375,000 shares will be subject to forfeiture by our initial stockholders (or their permitted transferees), other than our independent director nominees, depending on the extent to which the underwriters’ over-allotment option is exercised.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We have agreed to enter into an Administrative Services Agreement pursuant to which we will also pay Lorne Weil, Inc., an affiliate of our Hydra sponsor a total of $10,000 per month for office space, utilities and secretarial support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of the date of this prospectus, our sponsors loaned us an aggregate of $69,000 under unsecured promissory notes, the proceeds of which are to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2015 or the closing of this offering. These loans will be repaid upon the closing of this offering out of the $750,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, each of our sponsors has committed $250,000, for an aggregate of $500,000, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses after this offering and prior to our initial business combination (including investigating and selecting a target business and other working capital requirements) and our sponsors may, but are not obligated to, loan us additional funds as may be required. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post-business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors (other than the $500,000 in loans which our sponsors have committed to make in the aggregate) have not been determined and no written agreements exist with respect to such loans.

MIHI LLC, one of our sponsors and a subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie, has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement of units may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination. The contingent forward purchase contract is contingent upon, among other things, our Macquarie sponsor approving the business combination, which approval can be withheld for any reason.

We have granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months from the closing of this offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We have agreed that Macquarie Capital (USA) Inc. will not be asked to render a fairness opinion with respect to our initial business combination as Macquarie Capital (USA) Inc. may have a conflict of

Management’s Discussion and Analysis of Financial Condition and Results of Operations

interest by virtue of its affiliation with our Macquarie sponsor. As a consequence, we may be required to retain another firm to render such an opinion if one is required.

A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie sponsor, and another member of our management team have committed to purchase an aggregate of 8,500,000 (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $0.50 per warrant ($4,250,000 in the aggregate or up to $4,625,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one-half of one share of our common stock at $5.75 per share. The initial purchasers of the private placement warrants will be permitted to transfer the private placement warrants held by them to certain permitted transferees, including our executive officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial purchasers of the private placement warrants. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our business combination. The private placement warrants will be non-redeemable so long as they are held by their initial purchasers or such purchasers’ permitted transferees (except as described below under “Principal Stockholders — Transfers of Shares and Private Placement Warrants Held by Our Initial Stockholders”). The private placement warrants may also be exercised by the initial purchasers of the private placement warrants or their permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its private placement warrants (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights, and other such restrictions and rights of the transferred private placement warrants), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants.

Pursuant to a registration rights agreement we will enter into with our initial stockholders and initial purchasers of the private placement warrants, private placement units and private placement shares, on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. Each of our sponsors is entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of July 15, 2014, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

Proposed Business

Introduction

We are a newly organized blank check company incorporated on May 30, 2014 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. We have not identified any potential business combination targets and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination targets.

While we may pursue an acquisition opportunity in any business, industry sector, or geographical location, we intend to focus on industries that complement our management team’s background, and to capitalize on our management team’s track record to identify, acquire and operate businesses.

Business Opportunity Overview

Our acquisition and value creation strategy will be to identify, acquire and, after our initial business combination, to build on, a business through follow-on mergers and acquisitions and business development initiatives. We will look to pursue a scalable business as our initial acquisition candidate. Our strategy is based on our management’s belief that our initial business combination will serve as a platform for additional acquisitions to create value over time. This is very similar to how our management team built Scientific Games for over nearly 25 years.

Competitive Advantage

We believe that our ability to represent that we have the experience and resources to negotiate and close an initial business combination while minimizing financing risk will represent a competitive advantage for us relative to other buyers of an acquisition candidate.

We believe that potential target companies will find the opportunity to enter into the initial business combination with us attractive for the following reasons:

➢	Track Record of Our Management Team.

Mr. A. Lorne Weil.  A. Lorne Weil, our Chairman and Chief Executive Officer, has enjoyed a long professional career that includes management consulting as well as having built Scientific Games Corporation, a publicly traded company (NASDAQ: SGMS), from approximately $25 million in revenue in 1992 to approximately $1.7 billion, on a pro forma basis, in 2013. Scientific Games is a leading developer of technology-based products and services and associated content for the worldwide gaming and lottery markets. Mr. Weil has approximately 40 years of operating experience. He has initiated and overseen acquisitions, divestitures, IPOs, joint ventures and debt capital markets issuances and is well known by the investment banks and debt financing sources that will be called upon to assist us in executing on our strategy. Mr. Weil served as a board member and Non-Executive Chairman of the Board of Andina Acquisition Corp., or Andina, a blank check company that raised $42 million of gross proceeds in its March 2012 initial public offering with the intention of making an investment in a high potential company in the Andean region of South America. In December 2013, Andina merged with Tecnoglass S.A. and C.I. Energia Solar S.A. E.S. Windows, a Colombia-based exporter of hi-tech architectural glass for the residential and commercial construction industry. Mr. Weil is the Non-Executive Chairman of the Board of the successor entity, Tecnoglass Inc. (NASDAQ: TGLS). We believe that this recent successful experience as the sponsor of a newly organized blank check company will be very valuable to us, as potential merger candidates will likely view such experience as a positive factor in deciding whether or not to enter into a business combination with us.

Proposed Business

Our board of directors.  We plan to assemble a group of independent directors that has substantial public company governance, executive leadership, operations oversight, investment banking and capital markets experience. We expect that our independent directors will be individuals that have extensive experience serving as directors, CEOs, CFOs or in other executive and advisory capacities for numerous publicly-listed and privately-owned companies. We also expect that our independent directors will be individuals that have substantial experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will be of significant benefit to us as we evaluate potential acquisition or merger candidates and potentially execute our initial business combination.

➢	Minimum Funding Available as a Result of the $20 Million Macquarie Sponsor Private Placement. Our Macquarie sponsor has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides us with an increased minimum funding level for the initial business combination.

The contingent forward purchase contract is subject to the following closing conditions:

➢	the representations and warranties made by us in the contingent forward purchase contract shall be true and correct in all material respects;
➢	all covenants, agreements and conditions contained in the contingent forward purchase contract shall have been performed by us;
➢	we have obtained all blue sky law permits and qualifications required by any state for the offer and sale of the private placement securities; and
➢	our Macquarie sponsor has provided its consent to the business combination, which consent can be withheld for any reason; provided, that if our Macquarie sponsor does not consent because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination but our Macquarie sponsor will not be obligated to settle the purchase of securities under the contingent forward purchase contract.

If we fail to consummate a business combination within the required time period, and our board of directors (other than our Macquarie sponsor designee) unanimously votes in favor of a proposed business combination and our Macquarie sponsor decides to withhold its vote on such business combination (for reasons other than regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest), our Macquarie sponsor will be, subject to certain conditions, obligated to pay a $740,000 fee to our Hydra sponsor and the private placement warrants purchased by our Macquarie sponsor, Mr. Weil and another member of our management will expire worthless.

➢	Our Relationship with Macquarie Enhances Our Capabilities to Source, Execute, and Scrutinize Potential Acquisition Targets. We believe potential target companies will view the track record of our management team, combined with the track record of Macquarie Capital, with respect to deal sourcing, financing and execution capabilities, as a positive attribute contributing to our ability to identify attractive acquisition opportunities and structure and complete a successful initial business combination.

Proposed Business

We intend to utilize what our management believes is an accomplished and proven network of third party advisors to assist with target company evaluation, due diligence and implementation of value creation programs and activities following our initial business combination. This network has assisted Mr. Weil in executing on human capital, performance improvement, strategic growth and capital markets transactions. We believe this combination of resources is unique and provides us with a truly differentiated value proposition for investors, sellers, target companies and their management teams.

Summary of Macquarie Group Limited and MIHI LLC

Our Macquarie sponsor, MIHI LLC, is a wholly owned subsidiary of Macquarie Holdings (U.S.A.) Inc. which, in turn, is a wholly owned subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie. Macquarie is a global provider of banking, financial, advisory, investment, and funds management services, and its main business focus is generating returns to investors and stockholders by providing a diversified range of services to clients. Macquarie acts on behalf of institutional, corporate, and retail clients and counterparties around the world. Founded in 1969, Macquarie operates in more than 65 office locations in 28 countries, employs approximately 13,900 people and has assets under management of over $394 billion (as of March 31, 2014).

Macquarie Capital comprises Macquarie’s advisory, capital raising and principal investing to corporate, financial sponsor and government clients involved in mergers and acquisitions, debt and equity fund raising, corporate restructuring, project finance and public private partnerships. In the U.S., operating through Macquarie Capital (USA) Inc., Macquarie Capital has deep specialist sector expertise and a comprehensive advisory and capital markets platform. Macquarie Capital’s expertise spans a variety of industry sectors including:

➢	Industrials;
➢	Telecommunications, Media, Entertainment and Gaming;
➢	Financial Institutions;
➢	Real Estate;
➢	Resources;
➢	Infrastructure; and
➢	Power, Utilities and Renewables.

We will seek to capitalize on the substantial resources and the affiliated global infrastructure of our Macquarie sponsor, which is affiliated with Macquarie. Macquarie Capital has significant investing experience in the United States and has leveraged its relationships to source and execute potential deals.

➢	Execution Capabilities:
º	Macquarie Capital serves a diverse set of clients in the U.S. and around the world in a wide range of sectors including industrials, telecommunications, media, entertainment & gaming, financial institutions, real estate, resources, infrastructure and power, utilities and renewables.
º	We believe that our relationship with Macquarie Capital will enable us to take advantage of its extensive relationships with equity investors and lenders, and its experience securing equity and debt financing in order to provide additional capital (particularly in the event that the proceeds of this offering are insufficient to fund the initial business combination).
➢	Transaction Experience:

Proposed Business

º	Macquarie Capital, through its product and industry groups, originates significant transaction flow:
▪	In the past 12 months ended March 31, 2014, Macquarie Capital arranged:
▪	More than $84 billion of debt financing for transactions worldwide; and
▪	More than $38 billion of equity financing for transactions worldwide.
▪	In addition, Macquarie Capital advised on 171 merger or acquisition transactions globally worth more than $63 billion during the twelve months ended March 31, 2014.
º	We believe that in the future, Macquarie Capital will consider us when assessing the allocation of transaction opportunities. There can be no assurance that any investment opportunities will be identified, and if there are investment opportunities identified, that they will be appropriate for us.
➢	U.S. Investing Experience:
º	Macquarie Capital’s principal investing arm, the Principal Transactions Group, or PTG, focuses on delivering innovative capital solutions, including equity and equity-like investments. Since September 2010, PTG has invested more than $1.1 billion in the United States in more than 25 investments across a variety of strategies.

Past performance by Mr. Weil or Macquarie is not a guarantee either of success with respect to any business combination we may consummate or that we will be able to locate a suitable candidate for our initial business combination.

Initial Business Combination

NASDAQ rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from a qualified independent accounting firm or an independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial

Proposed Business

business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

We do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any discussions regarding possible target businesses amongst themselves or with our underwriter or other advisors. Our Macquarie sponsor, through its financial advisory business, is continuously made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination. However, we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to a business combination transaction. We will not consider a business combination with any company that has been identified by or to Macquarie Capital specifically as an acquisition candidate for our initial business combination prior to the closing of this offering. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition.

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

➢	Middle-Market Businesses. We will seek to acquire one or more businesses with an aggregate enterprise value of approximately $200 million to $500 million, determined according to reasonably accepted valuation standards and methodologies. We believe that the middle market segment provides the greatest number of opportunities for investment and is the market most consistent with our management team’s previous investment history. This segment is where we believe we have the strongest network to identify opportunities and where our experience in developing companies will be useful.
➢	Established Businesses with Proven Track Records. We will seek to acquire one or more established businesses with consistent historical financial performance. We will typically focus on one or more businesses with a history of strong operating and financial results and strong fundamentals. We do not intend to acquire a start-up company.
➢	Businesses with Proven Revenue and Earnings Growth or Potential for Revenue and Earnings Growth. We will seek to acquire one or more businesses that have achieved or have the potential for significant revenue and earnings growth through a combination of new products and services, new markets and geographies, increased production capacity, expense reduction, synergistic add-on acquisitions and increased operating leverage.
➢	Businesses with, or with the Potential for, Strong Free Cash Flow Generation. We will seek to acquire one or more businesses that already have, or have the potential to generate, consistent, stable and increasing free cash flow. We will focus on one or more businesses that have predictable revenue streams.
➢	Strong Competitive Position. We intend to focus on acquisition targets that have a leading, growing or favorable niche market position in their respective industries. We will analyze the strengths and weaknesses of target businesses relative to their competitors. We will seek to acquire a business that demonstrates sustainable advantages when compared to its competitors, which may help to protect its market position and profitability.

Proposed Business

➢	Experienced Management Team. We will seek to acquire one or more businesses with an experienced management team that provides a platform for us to further develop the management capabilities of the acquired business. We will seek to partner with a potential target’s management team and expect that the operating and financial abilities of our executive team and board will complement their own capabilities.
➢	Entrepreneurial or Family Run Businesses. We will seek to acquire a one or more businesses that are currently family run or founded by an entrepreneur where either for family reasons or because they have a desire to partner with a management team that has experience building a much larger enterprise, have an interest in pursuing a transaction with Hydra.
➢	Benefit from Being a Public Company. We intend to acquire one or more businesses that will benefit from being publicly traded and can effectively utilize the broader access to capital and the public profile that are associated with being a publicly traded company.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this process a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Financial Position

Following this offering, we expect to have funds available for a business combination initially in the amount of $116,500,000, including the proceeds from the $20,000,000 contingent forward purchase contract to purchase 2,000,000 units by our Macquarie sponsor and proceeds from the private placement warrants. This amount assumes no redemptions, and payment of up to $3,500,000 of deferred underwriting fees (or up to $130,975,000 after payment of up to $4,025,000 of deferred underwriting fees, depending upon the extent to which the underwriters’ over-allotment option is exercised). Consequently, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its

Proposed Business

balance sheet by reducing its debt burden. Because we are able to complete our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, from the private placement of the private placement warrants, and, in the event that our Macquarie sponsor votes in favor of our initial business combination, from the $20,000,000 contingent forward purchase contract to purchase 2,000,000 units by an affiliate of our Macquarie sponsor. We may also use our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the balance of the cash released to us from the trust account, as well as the $20,000,000 private placement described above, for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions with respect to identifying any business combination target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsors and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

In addition to the $20,000,000 private placement described above, we may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would complete such financing only simultaneously with the completion of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder

Proposed Business

approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Origination and Sourcing of Target Business Opportunities

We believe our management team’s extensive operating and transaction experience, along with relationships with intermediaries and companies, will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our board and management team have developed a broad network of contacts and relationships around the world.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, executive officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsors, executive officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsors, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from a qualified independent accounting firm or independent investment banking firm that is a member of FINRA that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management — Conflicts of Interest,” if any of our executive officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We anticipate that target business candidates will also be brought to our attention from various unaffiliated sources, including investment bankers, private investment funds and other intermediaries. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of our officers and directors.

Selection of a Target Business and Structuring of our Initial Business Combination

NASDAQ rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from a qualified independent accounting firm or an independent investment banking firm that is a member of FINRA with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in

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identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our business combination.

To the extent we effect our business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, customers, document reviews, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

We have granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months from the closing of this offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our business combination with only a single entity, our lack of diversification may:

➢	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
➢	cause us to depend on the marketing and sale of a single product or limited number of products or services.

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Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under NASDAQ’s listing rules, stockholder approval would be required for our initial business combination if, for example:

➢	we issue common stock that will be equal to or in excess of 20% of the number of shares of our common stock then outstanding;
➢	any of our directors, officers or substantial stockholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more; or
➢	the issuance or potential issuance of common stock will result in our undergoing a change of control.

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Permitted Purchases of our Securities

In the event we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our sponsors, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: refrain from purchasing shares during certain blackout periods and when they are in possession of any material nonpublic information and to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsors, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsors, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsors, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsors, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Our sponsors, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M and the other federal securities laws.

Any purchases by our sponsors, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be

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made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsors, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Stockholders Upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they may hold in connection with the completion of our business combination.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

➢	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers, and
➢	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, we or our sponsors will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

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In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our sponsors, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

➢	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
➢	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. In such case, after approval of our board and our Macquarie sponsor, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.

Our amended and restated certificate of incorporation provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: cash consideration to be paid to the target or its owners, cash to be transferred to the target for working capital or other general corporate purposes or the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

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Limitation on Redemption Upon Completion of our Initial Business Combination if We Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the

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business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public stockholders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our sponsors, executive officers, directors and director nominees have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our business combination within such 24-month period, we will: cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination within the 24-month time period.

Our initial stockholders have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our sponsors, executive officers, directors and director nominees have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this

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offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, the $500,000 in loans committed by our sponsors in the aggregate, or provided through additional working capital loans from our sponsors, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes and not released to us to fund our working capital requirements, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, has agreed that he will be liable to us, and our Macquarie sponsor has agreed to indemnify Mr. Weil for 50% of any such liability, if and to the extent any claims by a vendor for services rendered or products sold to us, or a

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prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share or such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes or to fund working capital requirements, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then Mr. Weil will not be responsible to the extent of any liability for such third-party claims. We cannot assure you, however, that Mr. Weil would be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below $10.00 per public share or such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest which may be withdrawn to pay taxes or to fund working capital requirements, and Mr. Weil asserts that he is unable to satisfy his indemnification obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Weil to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Weil to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that Mr. Weil will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Mr. Weil will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering and the $500,000 in loans committed to us by our sponsors in the aggregate with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 24 months from the closing of this offering may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against

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the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 24 months from the closing of this offering, is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete our business combination within 24 months from the closing of this offering, we will: cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, Mr. Weil may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below $10.00 per public share or such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets other than due to the failure to obtain such waiver, in each case net of the amount of interest withdrawn to pay taxes and less any per-share amounts distributed from our trust account to our public stockholders in the event we are unable to complete our business combination within 24 months from the closing of this offering and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Weil will not be responsible to the extent of any liability for such third-party claims.

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If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our business combination within 24 months from the closing of this offering or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. If we seek to amend any provisions of our amended and restated certificate of incorporation relating to stockholders’ rights or pre-business combination activity, we will provide dissenting public stockholders with the opportunity to redeem their public shares in connection with any such vote. Our initial stockholders have agreed to waive any redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

➢	prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest (net of taxes payable and any amounts released to us to fund working capital requirements and up to $50,000 to pay dissolution expenses) or (2) provide our stockholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements) in each case subject to the limitations described herein
➢	we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination;
➢	if our initial business combination is not consummated within 24 months from the closing of this offering, then our existence will terminate and we will distribute all amounts in the trust account; an

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➢	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination.

These provisions cannot be amended without the approval of holders of 65% of our common stock. In the event we seek stockholder approval in connection with our initial business combination, our amended and restated certificate of incorporation provides that we may consummate our initial business combination only if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the terms of a proposed business combination.	If we seek stockholder approval of our initial business combination, our sponsors, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

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	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining stockholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	NASDAQ rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a trust account. Approximately $100,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a trust account located in the United States and held at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $88,650,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Approximately $100,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by any taxes paid or payable and any funds released to us to fund working capital requirements and in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of target business	NASDAQ rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions, taxes payable on interest earned and any amounts released to us to fund working capital requirements) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem its public shares irrespective of whether it votes for or against the proposed transaction.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete an initial business combination within 24 months from the closing of this offering, we will cease all operations except for the purpose of winding up, and as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

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	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for the withdrawal of interest to pay taxes or to fund working capital requirements, none of the funds held in trust (including the interest on such funds) will be released from the trust account until the earlier of the completion of our initial business combination or the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law). Based upon current interest rates, we expect the trust account to generate approximately $40,000 of interest income during the next 24 months, which could be released to pay taxes and fund our working capital requirements.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 3 Columbus Circle, 16th Floor, New York, NY 10019. We intend to move our executive offices to 250 West 57th Street, New York, NY 10107 following this offering. The cost for such space is included in the $10,000 per month fee that we will pay Lorne Weil, Inc., an affiliate of our Hydra sponsor for office space, utilities and secretarial support, following this offering. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time

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that Messrs. Weil, Lipkin and Schloss or any other members of our management will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2015 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business transaction.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual

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gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Management

Directors and Executive Officers

Our directors and officers are as follows:

Name	Age	Title
A. Lorne Weil	68	Chairman of the Board of Directors and Chief Executive Officer
Jeffrey S. Lipkin	43	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Martin E. Schloss	67	Executive Vice President, General Counsel and Secretary

A. Lorne Weil, our Chairman and Chief Executive Officer since our inception, was Chairman of the Board of Scientific Games Corporation (and its predecessor Autotote Corporation) from October 1991 to November 2013. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation (and its predecessor Autotote Corporation) from 1992 to 2008 and from November 2010 to November 2013 (Mr. Weil had retired in 2008) and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. From 2011 to 2013, Mr. Weil was a director of Avantair Inc. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp, a NASDAQ-listed blank check company. Mr. Weil is currently the Non-Executive Chairman of the Board of the successor entity, Tecnoglass Inc. Mr. Weil is also a significant stockholder and former director of Sportech Plc, a United Kingdom-based sports betting company listed on the London Stock Exchange. We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his experience successfully overseeing the IPO of Andina and its subsequent merger with Tecnoglass, the contacts he has fostered over the course of his extensive career, as well as his vast operational experience.

Jeffrey S. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer since our inception, served as Senior Vice President and Chief Financial Officer of Scientific Games Corporation from April 2009 to April 2014. Mr. Lipkin oversaw the finance functions of Scientific Games, including SEC reporting, financial planning and analysis, treasury, insurance, tax, corporate communications, mergers and acquisitions, facilities, and procurement. Mr. Lipkin worked at Scientific Games with Mr. Weil and together were in charge of sourcing and executing all joint ventures and mergers and acquisitions that the Company completed during their tenure together. Prior to joining Scientific Games, beginning in 2003, Mr. Lipkin was a Managing Director at Credit Suisse in the Media & Telecom group within the Investment Banking division, where he focused on a wide variety of merger and acquisition and corporate finance assignments. Prior to Credit Suisse, Mr. Lipkin spent five years in the Investment Banking division at Merrill Lynch Pierce Fenner & Smith Incorporated and four years in public accounting at Coopers & Lybrand LLP. Mr. Lipkin holds a B.S. in Accounting from Syracuse University, as well as an M.B.A. with a concentration in Finance and Entrepreneurial Management from the Wharton School of Business at the University of Pennsylvania. Mr. Lipkin is a certified public accountant. Mr. Lipkin currently serves as Chairman of

Management

the Audit Committee and Director of Healthgrades, Inc., an online consumer source for comprehensive information about physicians and hospitals.

Martin E. Schloss, our Executive Vice President, General Counsel and Secretary since our inception, was Senior Vice President of Scientific Games Corporation, where he also served as Vice President and General Counsel, from 1992 to 2006. Mr. Schloss concentrated his efforts on the mergers and acquisitions activities of the company, including the acquisition of Scientific Games Holdings, the industry leader in the manufacture and sale of instant “scratch off” lottery tickets, in September 2000. Mr. Schloss also handled the securities offerings of the company, including both equity and debt offerings, as well as credit agreements and an $825 million debt restructuring. In addition, Mr. Schloss was also responsible for the compliance function of the company, its government relations activities and its public relations program. Prior to joining Scientific Games, Mr. Schloss was an Associate General Counsel at General Instrument Corporation (a Fortune 300 company) and Vice President and General Counsel of its Jerrold Communications division, a leading supplier of cable television equipment and technology, for a period of approximately 15 years. General Instrument owned a multi-national portfolio of companies in diversified industries, including microelectronics, semiconductors, cable television technology and computerized wagering systems for parimutuel and lottery applications. Mr. Schloss began his career at a New York law firm specializing in corporate and securities law which has since merged into Cooley LLP. He has also taught courses in the law of mergers and acquisitions and unincorporated business associations at St. John's University School of Law. He holds a B.A. degree, cum laude, from the University of Rochester and a J.D. degree from New York University School of Law, where he was an editor of the Law Review.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs.     ,      and     , will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs.      and     , will expire at the second annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs.     ,      and      are “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Designated Director

Our Macquarie sponsor has the right to designate a director to our board of directors. Macquarie’s initial designate on the board of directors is [•].

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Executive Officer and Director Compensation

None of our executive officers, directors or director nominees has received any cash (or non-cash) compensation for services rendered to us. Commencing on the date that our securities are first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay Lorne Weil, Inc., an affiliate of our Hydra sponsor a total of $10,000 per month for office space, utilities and secretarial support. Our sponsors, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely of independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms part, our board of directors will have two standing committees: an audit committee and a compensation committee. Both our audit committee and our compensation committee will be composed solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Messrs.     ,      and      will serve as members of our audit committee. Mr.      will serve as Chairman of the audit committee. Under NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Messrs.     ,      and      are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr.            qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

➢	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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➢	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
➢	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
➢	setting clear hiring policies for employees or former employees of the independent auditors;
➢	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
➢	obtaining and reviewing a report, at least annually, from the independent auditors describing the independent auditor’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
➢	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
➢	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Messrs.     ,     , and     . Mr.            will serve as Chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

➢	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation in executive session at which the Chief Executive Officer is not present;
➢	reviewing and approving the compensation of all of our other executive officers;
➢	reviewing our executive compensation policies and plans;
➢	implementing and administering our incentive compensation equity-based remuneration plans;
➢	assisting management in complying with our proxy statement and annual report disclosure requirements;
➢	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
➢	producing a report on executive compensation to be included in our annual proxy statement; and
➢	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Management

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or NASDAQ rules. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs.     ,      and     . In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We intend to file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is required to present a business combination opportunity to such entity. Accordingly, if any of the above executive officers becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her

Management

fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. In addition, our amended and restated certificate of incorporation will provide for the waiver of any requirement to present corporate opportunities to us to the extent it would conflict with competing duties owed to other entities. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie sponsor’s board designee.

Potential investors should also be aware of the following other potential conflicts of interest:

Our Hydra sponsor and our executive officers, directors and director nominees (other than our Macquarie sponsor’s director nominee) have agreed, pursuant to a written letter agreement, not to participate in the formation of, or become an officer or director of, any other blank check company until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering.

Our Macquarie sponsor and our Macquarie sponsor’s director nominee have agreed, pursuant to a written letter agreement, not to participate in the formation of or investment in, or become an officer or director of, any other blank check company that is seeking equity proceeds between $75 million and $175 million until 3 months after our initial public offering. In July 2014, Terrapin 3 Acquisition Corporation, a blank check company co-sponsored by our Macquarie sponsor, consummated an initial public offering, raising gross proceeds of $212,750,000.

We have granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months from the closing of this offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We have agreed that Macquarie Capital (USA) Inc. will not be asked to render a fairness opinion with respect to our initial business combination as Macquarie Capital (USA) Inc. may have a conflict of interest by virtue of its affiliation with our Macquarie sponsor. As a consequence, we may be required to retain another firm to render such an opinion if one is required.

Our Macquarie sponsor, and its affiliates, engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, securities underwriting, sales and trading, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which our Macquarie sponsor has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship to our Macquarie sponsor.

Our Macquarie sponsor, its affiliates and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by our Macquarie sponsor that meet our initial business combination objectives. Our Macquarie sponsor is under no specific obligation to offer potential acquisition opportunities to us and may allocate them at its

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discretion to us or other parties. While members of our board of directors that are employed by our Macquarie sponsor will participate in allocation discussions, we will not have any priority in respect of acquisition opportunities provided or created by our Macquarie sponsor. You should assume that our Macquarie sponsor and its affiliates and clients will have priority over us in terms of access to acquisition opportunities.

Clients of Macquarie, and its affiliates, may also compete with us for investment opportunities meeting our initial business combination objectives. If Macquarie is engaged to act for any such clients, we may be precluded from pursuing opportunities that would conflict with Macquarie’s obligations to such client. In addition, investment ideas generated within Macquarie may be suitable for our company or a client of Macquarie, and may be directed to any of such persons or entities rather than to us. Macquarie may also be engaged to advise the seller of a company, business or assets that would qualify as an acquisition opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If, however, we are permitted to pursue the opportunity, the interests of Macquarie or its obligations to the seller may diverge from our interests.

Since the vote of the Macquarie sponsor is required for approval of our initial business combination (provided, that if our Macquarie sponsor does not consent because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination but our Macquarie sponsor will not be obligated to settle the purchase of securities under the contingent forward purchase contract), any such conflict of interest could prevent us from consummating our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

➢	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
➢	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining whether a particular business opportunity should be presented to our company or to another entity. For a complete description of our management’s other affiliations, see “—Directors and Executive Officers.”
➢	Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 24 months after the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares and private placement shares will not be transferable, assignable or salable by initial stockholders, until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the

Management

business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its private placement warrants and founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights, and other such restrictions and rights of the transferred private placement warrants and founder shares), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants and founder shares. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares and private placement shares will be released from the lock-up. With certain limited exceptions, the private placement warrants and the common stock underlying such warrants, will not be transferable, assignable or salable by our sponsors until 30 days after the completion of our initial business combination. Since our sponsors and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
➢	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
➢	Each of A. Lorne Weil, our Chairman and Chief Executive Officer, and Jeffrey S. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, is a party to an employment agreement, as amended, with Scientific Games Corporation, or Scientific Games, each of which contains similar confidentiality, non-competition and non-solicitation provisions. These agreements are collectively referred to as the non-competition agreements. Until November 2015, Mr. Weil generally will be restricted from engaging as an owner, investor, partner, stockholder, employer, employee, consultant, advisor, director or otherwise in any business involving: design and production of instant lottery tickets and the management of related marketing and distribution programs; manufacture, sale, operation or management of on-line lottery systems (Lotto-type games); development and commercialization of licensed and other proprietary game entertainment for all lottery product channels; provision of wagering (whether pari-mutuel (pooled) or otherwise) or venue management services for racetracks and off-track betting facilities; production of prepaid cellular phone cards; or any other business in which Scientific Games is, or was after November 2011, engaged or in which Scientific Games, to Mr. Weil’s actual knowledge, at that time intended to engage and which competing business is conducted or planned to be conducted anywhere in the United States or in any other geographic area in which such business was conducted or planned to be conducted by Scientific Games. However, the non-competition agreements specifically provide that it will not constitute a violation of Mr. Weil’s obligations if Mr. Weil owns up to 2% of the equity securities of a publicly traded company engaged in any of the foregoing activities. Mr. Lipkin’s non-competition agreement is similar to Mr. Weil’s, except that he is also restricted from engaging with a business involving video gaming (including fixed odds or server-based betting terminals and video lottery terminals) or the sale of prepaid cellular phone cards. In addition, Mr. Lipkin would be restricted from engaging with a business that Scientific Games, or Mr. Lipkin on behalf of Scientific Games, was engaged in since September 2013, in contrast to November 2011 in the case of Mr. Weil. Furthermore, Mr. Lipkin may acquire up to 2% of the outstanding equity, debt securities, or other equity interests of any person, corporation, partnership, or other business entity for passive investment purposes. Mr. Weil’s non-competition agreement expires in November 2015 and Mr. Lipkin’s expires in May 2015.

Management

In light of the non-competition agreements, we will not seek an initial business combination with any company operating in the businesses described above. These non-competition agreements could make us a less attractive buyer to certain targets. In addition, if our initial business combination does not cause Mr. Weil or Mr. Lipkin to violate the non-competition agreements, no assurance can be given that the combined company would not in the future engage in competitive activities which would cause Mr. Weil or Mr. Lipkin to be in breach of the non-competition agreements. If a court were to conclude that a violation of either or both of the non-competition agreements had occurred, it could extend the term of Mr. Weil’s or Mr. Lipkin’s non-competition restrictions and/or enjoin Mr. Weil or Mr. Lipkin’s from participating in our company, or enjoin us from engaging in aspects of the business which compete with Scientific Games, as applicable. The court could also impose monetary damages against Mr. Weil or Mr. Lipkin or us. This could materially harm our business and the trading prices of our securities.

Even if ultimately resolved in our favor, any litigation associated with the non-competition agreements could be time consuming, costly and distract management's focus from locating suitable acquisition candidates and operating our business.

➢	In July 2014, Terrapin 3 Acquisition Corporation, a blank check company co-sponsored by our Macquarie sponsor, consummated an initial public offering, raising gross proceeds of $212,750,000. Our Macquarie sponsor may have a conflict of interest in determining to which entity a particular opportunity should be presented. While we do not anticipate overlap, there may be some overlap among the companies that we may seek to acquire and the potential companies Terrapin 3 Acquisition Corporation may seek to acquire. We will seek to acquire one or more businesses with an aggregate enterprise value of approximately $200 million to $500 million, whereas Terrapin 3 Acquisition Corporation seeks an initial business combination with a company that has an enterprise value of approximately $200 million to $1.25 billion. As a result, our Macquarie sponsor may present a particular business opportunity to Terrapin 3 Acquisition Corporation, and not to us, that we would otherwise want to pursue.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

➢	the corporation could financially undertake the opportunity;
➢	the opportunity is within the corporation’s line of business; and
➢	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

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Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, we will not seek a company in the lottery and gaming technology industries because of the non-competition agreements entered into by Mr. Weil and Mr. Lipkin with Scientific Games. Furthermore, our amended and restated certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Moreover, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie sponsor’s board designee. Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
A. Lorne Weil	Scientific Games Corporation	Gaming	Former Chairman and Chief Executive Officer
	Tecnoglass Inc.	Manufacturer of glass products for use in high end commercial real estate construction	Non-Executive Chairman of the Board
Jeffrey S. Lipkin	Scientific Games Corporation	Gaming	Former Senior Vice President and Chief Financial Officer
	Healthgrades, Inc.	Online healthcare information	Director

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. In addition, our amended and restated certificate of incorporation will provide for the waiver of any requirement to present corporate opportunities to us to the extent it would conflict with competing duties owed to other entities. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie sponsor’s board designee.

Furthermore, if Mr. Weil or Mr. Lipkin becomes aware of a business combination opportunity that is subject to the non-competition agreements with Scientific Games, Messrs. Weil and Lipkin will honor their contractual obligations and not present such opportunity to us. See “Risk Factors — Our Chairman and Chief Executive Officer and our Executive Vice President, Chief Financial Officer and Chief Operating Officer are parties to certain agreements that will limit the types of companies that we can target for an initial business combination, among other restrictions, which could limit our prospects for an initial business combination or make us a less attractive buyer to certain target companies.”

We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our independent directors will not be obligated to present any business combination opportunities to us.

Management

Each of Messrs. Weil, Lipkin and Schloss worked together as part of the senior management team of Scientific Games and therefore Mr. Weil knows Messrs. Lipkin and Schloss well. Mr. Weil and Mr. Schloss worked together for sixteen years and Mr. Weil and Mr. Lipkin worked together for five years. Although it may be beneficial to us that the members of our management team know each other and work together, these previous and/or existing relationships may influence the roles taken by our officers and directors with respect to us. For example, one of our directors or officers may be less likely to object to a course of action with respect to our activities because it may jeopardize his relationships in another enterprise. Therefore, such persons may not protect our interests as strenuously as would persons who had no previous relationship with each other.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from a qualified independent accounting firm or an independent investment banking firm which is a member of FINRA that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, although such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions of our amended and restated certificate of incorporation, the aforesaid liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

➢	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
➢	each of our executive officers, directors and director nominees that beneficially owns shares of our common stock; and
➢	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our initial stockholders forfeit 375,000 founder shares, and that there are 12,500,000 shares of our common stock issued and outstanding after this offering.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering(2)
Hydra Industries Sponsor LLC (our sponsor)(3)	1,716,000	59.7%	12.2%
MIHI LLC (our sponsor)(2)(4)	655,000	22.8%	4.2%
A. Lorne Weil	1,716,000	59.7%	12.2%
Jeffrey S. Lipkin	429,000	14.9%	3.0%
Martin E. Schloss	75,000	2.6%	*
All directors and executive officers as a group (3 individuals)	2,875,000	100.0%	20.0%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 3 Columbus Circle, 16th Floor, New York, NY 10107.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 375,000 founder shares held by certain of our initial stockholders (other than our independent director nominees). Interests shown consist solely of founders’ shares. Excludes shares underlying the contingent forward purchase contract, as such shares may not be voted or disposed of by MIHI LLC within 60 days of the date of this prospectus.
(3)	The shares held by our Hydra sponsor are beneficially owned by A. Lorne Weil, who has sole voting and dispositive power over the shares held by our Hydra sponsor. Mr. Weil, B. Luke Weil, a son of Mr. Weil, and trusts owned by Mr. Weil’s children, B. Luke Weil, Nicholas Weil, Francesca Weil, and Alexander Weil, own all of the membership interests in our Hydra sponsor.
(4)	MIHI LLC is an affiliate of Macquarie Group and Macquarie Capital (USA) Inc. The business address of MIHI LLC is c/o Macquarie Capital (USA) Inc., 125 West 55th Street, L-22, New York, NY 10019-5396.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or a share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Because of this ownership block, our initial stockholders may be able to effectively

Principal Stockholders

influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

The founder shares are identical to the shares of common stock included in the units being sold in this offering. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie sponsor, and another member of our management team have committed, pursuant to a written agreement, to purchase an aggregate of 8,500,000 (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) private placement warrants at a price of $0.50 per warrant ($4,250,000 in the aggregate or up to $4,625,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one-half of one share of our common stock at $5.75 per half share. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our business combination. A member of our management team will have the option to acquire 510,000 warrants (or up to 555,000 warrants, depending upon the extent to which the underwriters’ over-allotment option is exercised), from Mr. Weil at a price of $0.50 per warrant during the 90-day period immediately following our business combination. If we do not complete our business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us so long as they are held by their initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by holders other than their initial purchasers or such purchasers’ permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

MIHI LLC, one of our sponsors and a subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie, has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination. The contingent forward purchase contract is contingent upon, among things, our Macquarie sponsor approving the business combination, which approval can be withheld for any reason.

Our sponsors and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Principal Stockholders

Transfers of Shares and Warrants Held by Our Initial Stockholders

The founder shares, private placement shares, private placement warrants and any shares of common stock issued upon exercise of the private placement warrants are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreements with us to be entered into by our initial stockholders. Those lock-up provisions provide that such securities are not transferable or salable in the case of the founder shares and the private placement shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and in the case of the private placement warrants and the respective common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsors, or any affiliates of any of our sponsors, directors or officers, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or any of our sponsors’ limited liability company operating agreements upon dissolution of such sponsor; or (h) in the event of our completion of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) and (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor of our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its private placement warrants and founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights, and other such restrictions and rights of the transferred private placement warrants and founder shares), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants and founder shares.

Registration Rights

The holders of the founder shares, private placement shares, private placement units and private placement warrants will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Each of our sponsors will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the

Principal Stockholders

applicable lock-up period, which occurs in the case of the founder shares and the private placement shares, upon the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and in the case of the private placement warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial business combination. In the case of the private placement units and their constituent securities, we may file a registration statement immediately following the business combination. We will bear the costs and expenses of filing any such registration statements.

Certain Relationships and Related Party Transactions

In July 2014, we and each of our sponsors entered into a securities subscription agreement, pursuant to which our sponsors purchased an aggregate of 2,875,000 shares of our common stock for an aggregate purchase price of $25,000, or approximately $0.01 per share.

Pursuant to the securities subscription agreement, our sponsors may not transfer, assign or sell any of their founder shares or private placement warrants for a period of time after our initial business combination (as described herein under “Principal Stockholders — Transfers of Shares and Warrants Held by Our Initial Stockholders”). Furthermore, our sponsors will have registration rights to require us to register the sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. In July 2014, our sponsors transferred 429,000 founder shares to an affiliate of Mr. Lipkin, our Executive Vice President, Chief Financial Officer and Chief Operating Officer, and 75,000 founder shares to an affiliate of Mr. Schloss, our Executive Vice President, General Counsel and Secretary, respectively (up to 48,750 and 8,523 of which are subject to forfeiture, respectively, depending on the extent to which the underwriters’ over-allotment option is exercised). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering.

Up to 375,000 founder shares will be subject to forfeiture by our initial stockholders (or their permitted transferees), other than our independent director nominees, depending upon the extent to which the underwriters’ over-allotment option is exercised.

A. Lorne Weil, our Chairman and Chief Executive Officer and the managing member of our Hydra sponsor, our Macquarie sponsor, and Mr. Schloss have committed, pursuant to a written agreement, to purchase an aggregate of 8,500,000 (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) private placement warrants for a purchase price of $0.50 per warrant in a private placement that will occur simultaneously with the closing of this offering. As such, our sponsors’ interest in this transaction, in the aggregate, is valued at between $4,250,000 and $4,625,000, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase one-half of one share of our common stock at $5.75 per share. Other than transfers to our executive officers or their affiliates, the private placement warrants (including the common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsors until 30 days after the completion of our initial business combination. Mr. Lipkin will have the option to acquire 510,000 warrants (or up to 555,000 warrants, depending upon the extent to which the underwriters’ over-allotment option is exercised), from Mr. Weil at a price of $0.50 per warrant during the 90-day period immediately following our business combination.

MIHI LLC, one of our sponsors and a subsidiary of Macquarie Group Limited (ASX: MQG), or Macquarie, has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in

Certain Relationships and Related Party Transactions

the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their shares and provides us with an increased minimum funding level for the initial business combination.

The contingent forward purchase contract is subject to the following closing conditions:

➢	the representations and warranties made by us in the contingent forward purchase contract shall be true and correct in all material respects;
➢	all covenants, agreements and conditions contained in the contingent forward purchase contract shall have been performed by us;
➢	we have obtained all blue sky law permits and qualifications required by any state for the offer and sale of the private placement securities; and
➢	our Macquarie sponsor has provided its consent to the business combination, which it may withhold for any reason; provided, that if our Macquarie sponsor does not consent because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then we may proceed with such business combination but our Macquarie sponsor will not be obligated to settle the purchase of securities under the contingent forward purchase contract.

An affiliate of our Macquarie sponsor has the right to designate a director to our board of directors. Macquarie’s designate on the Board of Directors is [•].

We have also entered into an agreement with our sponsors pursuant to which we have agreed as follows:

➢	our sponsors will use best efforts so as not to permit us to enter into a contract involving amounts in excess of $25,000 (other than an underwriting agreement and our initial business combination) without the approval of one of our Hydra sponsor designees and our Macquarie sponsor designee to our board of directors;
➢	our sponsors agree to take any action necessary to ensure that, our board of directors will consist of five persons in total, two Hydra sponsor designees (one of whom is deemed by applicable rules and regulations to be an independent director), one Macquarie sponsor designee and two persons mutually selected by our sponsors who are deemed by applicable rules and regulations to be independent directors; and
➢	we agree not to consummate our initial business combination without our Macquarie sponsor’s consent; provided, however, that if we fail to consummate a business combination within the required time period, and our board of directors (other than our Macquarie sponsor designee) unanimously votes in favor of a proposed business combination and our Macquarie sponsor decides to withhold its vote on such business combination (for reasons other than regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest), our Macquarie sponsor will be, subject to certain conditions, obligated to pay a $740,000 fee to our Hydra sponsor and the private placement warrants purchased by our Macquarie sponsor, Mr. Weil and another member of our management will expire worthless. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor is not obligated to pay the $740,000 fee, we may proceed with such business combination, our Macquarie sponsor shall be permitted to sell its private placement warrants and founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up

Certain Relationships and Related Party Transactions

provisions, voting obligations, registration rights and other such restrictions and rights of the transferred private placement warrants and founder shares), our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants and founder shares, and the term of our Macquarie sponsor’s nominee shall automatically terminate and such board seat shall remain vacant until filled by a successor duly appointed by our Hydra sponsor.

We entered into a letter agreement with Macquarie Capital (USA) Inc., pursuant to which we have agreed that prior to the third anniversary of the date of the letter agreement, we will engage Macquarie Capital (USA) Inc., or an affiliate of Macquarie Capital (USA) Inc. designated by it, to act, on any and all transactions with a notional value greater than $30 million, as:

➢	a bookrunning managing underwriter, a bookrunning managing placement agent, or a bookrunning managing initial purchaser, as the case may be, in connection with any offering or placement of securities (including but not limited to, debt, equity, preferred and other hybrid equity securities or equity linked securities) by us or any of our subsidiaries, in each case with Macquarie Capital (USA) Inc. receiving total compensation in respect of any such transaction that is equal to or better than 40% of the total compensation received by all underwriters, placement agents, and initial purchasers, as the case may be, in connection with such transaction and not less than the compensation received by any individual underwriter, placement agent or initial purchaser, as the case may be; and
➢	a financial advisor in connection with any restructuring (through a recapitalization, extraordinary dividend, stock repurchase, spin-off, joint venture or otherwise) by us or any of our subsidiaries, acquisition or disposition of a business, asset or voting securities by us or debt or equity financing or any refinancing of any portion of any financing by us or any of our subsidiaries, in each case with Macquarie Capital (USA) Inc. receiving total compensation in respect of any such transaction that is equal to or greater than 40% of the total compensation received by all financial advisors in connection with such transaction (50% in the case of the initial business combination), and not less than the compensation received by any individual financial advisor.

Macquarie Capital (USA) Inc. may decline any such engagement in its sole and absolute discretion, in which event Macquarie Capital (USA) Inc. would not be entitled to any fees from such engagement. Any engagement pursuant to the letter agreement will be on Macquarie Capital (USA) Inc.’s customary terms (including, as applicable, representations, warranties, covenants, conditions, indemnities and fees based upon the prevailing market for similar services for global, full-service investment banks), and such terms, including the amount of proposed fees of Macquarie for such engagement (but not the obligation to retain Macquarie Capital (USA) Inc.), shall be subject to the review of our audit committee’s policies and procedures relating to transactions that may present conflicts of interest. Macquarie Capital (USA) Inc. will not be retained to render a fairness opinion on our initial business combination.

Macquarie Capital (USA) Inc. has not yet been retained for a specific financial advisory, underwriting, capital raising or other transaction and so we are not able to quantify the fees for any such engagement. No funds will be paid out of the trust to fund any such fee payments and it is not expected that any fees would be paid prior to the consummation of a business combination. The actual amount of fees received will vary significantly based on the size of any transaction and the extent to which other investment banks are involved.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors (other than our independent directors) becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, or in the case of a non-compete

Certain Relationships and Related Party Transactions

restriction, may not present such opportunity to us at all. Our executive officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us. Additionally, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to our Macquarie sponsor’s board designee.

We have agreed to enter into an Administrative Services Agreement with Lorne Weil, Inc., an affiliate of our Hydra sponsor, pursuant to which we will pay a total of $10,000 per month for office space, utilities and secretarial support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 24 months, Lorne Weil, Inc., an affiliate of our Hydra sponsor will be paid a total of $240,000 ($10,000 per month) for office space, utilities and secretarial support and will be entitled to be reimbursed for any out-of-pocket expenses.

Our sponsors, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. In the event our business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

As of the date of this prospectus, our sponsors loaned us an aggregate of $69,000 under unsecured promissory notes, the proceeds of which are to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of March 31, 2015 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the estimated $750,000 of offering proceeds that has been allocated to the payment of offering expenses. The value of our sponsors’ interest in this transaction, in addition to their equity interests, corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, each of our sponsors has committed $250,000, for an aggregate of $500,000, in accordance with the unsecured promissory notes we will issue to our sponsors pursuant to the expense advance agreement between us and our sponsors, to be provided to us in the event that funds held outside of the trust are insufficient to fund our expenses after this offering and prior to our initial business combination (including investigating and selecting a target business and other working capital requirements) and our sponsors may, but are not obligated to, loan us additional funds as may be required. If we complete an initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post-business combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. The terms of such loans by our officers and directors (other than the $500,000 in loans which our sponsors have committed to make in the aggregate) have not been determined and no written agreements exist with respect to such loans.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation

Certain Relationships and Related Party Transactions

materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, the private placement shares, the private placement units and the private placement warrants, which is described under the heading “Principal Stockholders — Registration Rights.”

Following this offering, our audit committee must review and approve any related person transaction we propose to enter into. Our audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the audit committee’s attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

➢	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;
➢	whether there are business reasons for us to enter into the transaction;
➢	whether the transaction would impair the independence of an outside director; and
➢	whether the transaction would present an improper conflict of interests for any director or executive officer.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the audit committee, participate in some or all of the Committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

Description of Securities

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 29,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because this is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock and one warrant. Each warrant entitles the holder thereof to purchase one-half of one share of our common stock at a price of $5.75 per half share, subject to adjustment as described in this prospectus. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the company’s common stock at a price of $11.50 per share. Warrants must be exercised for one whole share of common stock. The common stock and warrants comprising the units will begin separate trading on the 52nd day following the closing of this offering unless UBS Securities LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock and warrants.

In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Prior to the date of this prospectus, there were 2,875,000 shares of our common stock outstanding. Our initial stockholders will own 20% of the issued and outstanding shares of our common stock after this offering (assuming our initial stockholders do not purchase any units in this offering). Upon the closing of this offering, 12,500,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 375,000 founder shares by certain of our initial stockholders). If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a stock dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering.

Our Macquarie sponsor has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or

Description of Securities

as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our common shares that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 29,000,000 shares of common stock, if we were to enter into a business combination, we will likely (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our business combination.

In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination

Description of Securities

only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our sponsors, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our business combination.

If we seek stockholder approval in connection with our business combination, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our business combination within 24 months from the closing of this offering, we will cease all operations except for the purpose of winding up, as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors) dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within 24 months from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements) upon the completion of our initial business combination, subject to the limitations described herein.

Description of Securities

Founder Shares

The founder shares are identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that the founder shares are subject to certain transfer restrictions, as described in more detail below, and our initial stockholders have entered into letter agreements with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our business combination within such time period. If we submit our business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination.

As part of the contingent forward purchase contract, our Macquarie sponsor will receive 500,000 shares of common stock to be settled concurrently with the initial business combination on the same terms as the sale of shares of common stock to our sponsors prior to this offering.

With certain limited exceptions, the founder shares and the private placement shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Up to 375,000 founder shares will be subject to forfeiture by our initial stockholders (or their permitted transferees), other than our independent director nominees, on a pro rata basis depending on the extent of the exercise of the over-allotment option. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its private placement warrants and founder shares (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights and other such restrictions and rights of the transferred private placement warrants and founder shares), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants and founder shares.

The founder shares are identical to the shares of common stock included in the units being sold in this offering. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our

Description of Securities

board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one-half of one share of our common stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the company’s common stock. Warrants must be exercised for a whole share. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under blue sky laws.

Once the warrants become exercisable, we may call the warrants for redemption:

➢	in whole and not in part;
➢	at a price of $0.01 per warrant;

Description of Securities

➢	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
➢	if, and only if, the reported last sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the initial purchasers of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase

Description of Securities

shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of common stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

Description of Securities

However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the repurchase of shares of common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding warrants (including the private placement warrants) to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Description of Securities

Private Placement Warrants

The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Shares and Warrants Held by Our Initial Stockholders,” to our officers and directors and other persons or entities affiliated with our sponsors) and they will not be redeemable by us so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than their initial purchasers or such purchasers’ permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Notwithstanding the foregoing, in the event our Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or because the business combination involves a competitor to our Macquarie sponsor, its affiliates, or an entity in which our Macquarie sponsor or an affiliate has an equity interest, then our Macquarie sponsor shall be permitted to sell its private placement warrants (provided, that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, voting obligations, registration rights, and other such restrictions and rights of the transferred private placement warrants), and our Hydra sponsor will use its best efforts to facilitate a sale of our Macquarie sponsor’s private placement warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers of the private placement warrants and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to

Description of Securities

the consummation of the offering in such amount as to maintain the ownership of our stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of at least 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

➢	if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund our working capital requirements, and less up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;
➢	prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to receive funds from the trust account or vote on any initial business combination;
➢	although we do not intend to enter into a business combination with a target business that is affiliated with our sponsors, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from a qualified independent accounting firm or an independent investment banking firm that is a member of FINRA that such a business combination is fair to our company from a financial point of view;
➢	if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer

Description of Securities

documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;
➢	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;
➢	If our stockholders approve an amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our business combination within 24 months from the closing of this offering, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest income (net of taxes payable and any amounts released to us to fund working capital requirements), divided by the number of then outstanding public shares; and
➢	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

➢	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
➢	an affiliate of an interested stockholder; or
➢	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

➢	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
➢	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
➢	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Description of Securities

Our amended and restated certificate of incorporation provides that our board of directors will be classified into two classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our CEO or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Securities Eligible for Future Sale

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 12,500,000 (or 14,375,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 10,000,000 shares (or 11,500,000 shares if the over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 (or 2,875,000 if the underwriters’ over-allotment option is exercised in full) shares and all 8,500,000 (or up to 9,250,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided, that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

Description of Securities

➢	1% of the total number of shares of common stock then outstanding, which will equal 125,000 shares immediately after this offering (or 143,750 if the underwriters exercise their over-allotment option in full); or
➢	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

➢	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
➢	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
➢	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
➢	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their private placement warrants and founder shares, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, the private placement warrants (and any shares of common stock issuable upon the exercise of the private placement warrants), private placement units (and any shares of common stock underlying the private placement units) and private placement shares will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. Each of our sponsors is entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs in the case of the founder shares and the private placement shares, on the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and in the case of the private placement warrants and the respective common stock underlying such warrants, 30 days after the completion of our initial business combination. In the case of the private placement units and their constituent securities, we may file a

Description of Securities

registration statement immediately following the business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, common stock and warrants on NASDAQ under the symbols “HDRAU,” “HDRA” and “HDRAW,” respectively. We expect that our units will be listed on NASDAQ on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be listed separately and as a unit on NASDAQ. We cannot guarantee that our securities will be approved for listing on NASDAQ.

Underwriting

We are offering the units described in this prospectus through the underwriters named below. UBS Securities LLC is acting as sole book-running manager of this offering and as representative of the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to its name in the following table.

Underwriters	Number of Units
UBS Securities LLC	[•]
EarlyBirdCapital, Inc.	[•]
Total	10,000,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to pay for the units covered by the underwriters’ option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

➢	receipt and acceptance of our units by the underwriters; and
➢	the underwriters’ right to reject orders in whole or in part.

We have been advised by the representative that the underwriters intend to make a market in our units but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Option To Purchase Additional Units

We have granted the underwriters an option to buy up to an aggregate of 1,500,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[     ] per unit from the initial public offering price. Sales of units made outside of the United States may be made by affiliates of the underwriters. If all the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

Underwriting

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 1,500,000 additional units. Up to $0.05 per unit (or up to $500,000) of the deferred underwriting commissions (or up to $575,000, depending upon the extent to which the underwriters’ over-allotment option is exercised) may be paid solely at the discretion of our management team if paid at all, and if paid, may be paid to third parties not participating in this offering (but who are members of FINRA), in our sole and absolute discretion, that assist us in consummating our initial business combination.

	No Exercise	Full Exercise
Per unit	$0.60	$0.60
Total	$6,000,000	$6,900,000

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $750,000.

No Sales Of Similar Securities

We, our executive officers and directors, and our initial stockholders have entered into lock-up agreements with the underwriters. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of UBS Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our units, warrants, shares of common stock or securities convertible into or exchangeable or exercisable for our common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus. Notwithstanding the foregoing, if at any time during the 180-day restricted period we cease to qualify as an “emerging growth company” under the U.S. federal securities laws and either (1) during the date that is 15 calendar days plus three business days before the last day of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions described above shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the issuance of the earnings release or the occurrence of the material news or material event.

UBS Securities LLC may, at any time and in its sole discretion, release some or all the securities from these lock-up agreements. If the restrictions under the lock-up agreements are waived, our units, warrants and shares of our common stock may become available for resale into the market, subject to applicable law, which could reduce the market price of our securities.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Nasdaq Listing

We intend to apply to have our units approved for listing on the Nasdaq Capital Market under the symbol “HDRAU” and, once the common stock and warrants begin separate trading, we intend to have our common stock and warrants listed on the Nasdaq Capital Market under the symbols “HDRA” and “HDRAW,” respectively.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

Underwriting

➢	stabilizing transactions;
➢	short sales;
➢	purchases to cover positions created by short sales;
➢	imposition of penalty bids; and
➢	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on the Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination Of Offering Price

Prior to this offering, there was no public market for our units. The initial public offering price will be determined by negotiation between us and the representative of the underwriters. The principal factors to be considered in determining the initial public offering price include:

➢	the information set forth in this prospectus and otherwise available to the representative;
➢	our history and prospects and the history and prospects for the industry in which we compete;

Underwriting

➢	our past and present financial performance;
➢	our prospects for future earnings and the present state of our development;
➢	the general condition of the securities market at the time of this offering;
➢	the recent market prices of, and demand for, publicly traded units of generally comparable companies; and
➢	other factors deemed relevant by the underwriters and us.

The estimated public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our units, warrants or common stock or that the units will trade in the public market at or above the initial public offering price.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Conflicts Of Interest

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided, that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

We have granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months from the closing of this offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital (USA) Inc. will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We have agreed that Macquarie Capital (USA) Inc. will not be asked to render a fairness opinion with respect to our initial business combination as Macquarie Capital (USA) Inc. may have a conflict of

Underwriting

interest by virtue of its affiliation with our Macquarie sponsor. As a consequence, we may be required to retain another firm to render such an opinion if one is required.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Notice To Prospective Investors In European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any units which are the subject of the offering contemplated by this prospectus (the “Units”) may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Directive;
(b)	by the Managers to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Lead Manager for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of Units shall result in a requirement for the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer to the public” in relation to any Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase any Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice To Prospective Investors In United Kingdom

This prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the

Underwriting

Order (all such persons falling within (1) – (3) together being referred to as “relevant persons”). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice To Prospective Investors In France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

➢	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
➢	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

➢	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
➢	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
➢	in a transaction that, in accordance with article L.411-2-II-1|b[-or-2|b[-or 3|b[ of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice To Prospective Investors In Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the securities.

The securities are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to persons who do not require disclosure under Part 6D.2 of the Corporations Act 2001 (Australia) and who are wholesale clients for the purposes of section 761G of the Corporations Act 2001 (Australia). By submitting an application for our securities, you represent and warrant to us that you are a person who does not require disclosure under Part 6D.2 and who is a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation

Underwriting

to apply for, our securities shall be deemed to be made to such recipient and no applications for our securities will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for our securities you undertake to us that, for a period of 12 months from the date of issue of the securities, you will not transfer any interest in the securities to any person in Australia other than to a person who does not require disclosure under Part 6D.2 and who is a wholesale client.

Notice To Prospective Investors In The Dubai International Financial Centre

This prospectus relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for it. The units to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered in this offering should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice To Prospective Investors In Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice To Prospective Investors In Japan

Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice To Prospective Investors In Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may

Underwriting

our securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our securities are subscribed or purchased under Section 275 by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our securities pursuant to an offer made under Section 275 except:
(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law; or
(4)	as specified in Section 276(7) of the SFA.

Legal Matters

Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California, advised the underwriters in connection with the offering of the securities.

Experts

The financial statements of Hydra Industries Acquisition Corp. as of July 15, 2014 and for the period May 30, 2014 (inception) through July 15, 2014 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Hydra Industries Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

Where You Can Find Additional Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Hydra Industries Acquisition Corp.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
of Hydra Industries Acquisition Corp.

We have audited the accompanying balance sheet of Hydra Industries Acquisition Corp. (the “Company”) as of July 15, 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from May 30, 2014 (inception) through July 15, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hydra Industries Acquisition Corp. as of July 15, 2014, and the results of its operations and its cash flows for the period from May 30, 2014 (inception) through July 15, 2014 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of July 15, 2014 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
August 19, 2014

Hydra Industries Acquisition Corp.

Balance Sheet
As of July 15, 2014

July 15, 2014
ASSETS
Current asset – cash and cash equivalents	$15,965
Deferred offering costs	61,654
Total Assets	$77,619
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued formation and offering costs	$27,022
Advances from stockholder	26,000
Total Liabilities	53,022
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.0001 par value; 1,000,000 authorized, none issued and outstanding	—
Common stock, $0.0001 par value; 29,000,000 shares authorized; 2,875,000 shares issued and outstanding(1)	288
Additional paid-in capital	24,712
Accumulated deficit	(403)
Total Stockholders' Equity	24,597
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$77,619

(1)	Includes an aggregate of 375,000 shares held by the initial stockholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (Note 6).

The accompanying notes are an integral part of the financial statements.

Hydra Industries Acquisition Corp.

Statement of Operations
For the period from May 30, 2014 (inception) through
July 15, 2014

For the Period from May 30, 2014 (inception) through July 15, 2014
Formation and operating costs	$403
Net Loss	$(403)
Weighted average shares outstanding, basic and diluted(1)	$2,500,000
Basic and diluted net loss per common share	$(0.00)

(1)	Excludes an aggregate of 375,000 shares held by the initial stockholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (Note 6).

The accompanying notes are an integral part of the financial statements.

Hydra Industries Acquisition Corp.

Statement of Changes in Stockholders’ Equity
For the period from May 30, 2014 (inception) through
July 15, 2014

	Common Stock(1)		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount
Balance – May 30, 2014 (Inception)	—	$—	$—	$—	$—
Issuance of common stock	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(403)	(403)
Balance – July 15, 2014	2,875,000	$288	$24,712	$(403)	$24,597

(1)	Includes an aggregate of 375,000 shares held by the initial stockholders that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full (Note 6).

The accompanying notes are an integral part of the financial statements.

Hydra Industries Acquisition Corp.

Statement of Cash Flows
For the period from May 30, 2014 (inception) through
July 15, 2014

For the Period from May 30, 2014 (inception) through July 15, 2014
Cash Flows from Operating Activities:
Net loss	$(403)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued formation and offering costs	368
Net cash used in operating activities	(35)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsors	25,000
Payment of offering costs	(10,000)
Proceeds from advances from stockholder	26,000
Repayment of advances from related party	(25,000)
Net cash provided by financing activities	16,000
Net Change in Cash and Cash Equivalents	15,965
Cash and Cash Equivalents – Beginning	—
Cash and Cash Equivalents – Ending	$15,965
Non-cash investing and financing activities:
Deferred offering costs included in accrued formation and offering costs	$26,654
Deferred offering costs paid by related party	$25,000

The accompanying notes are an integral part of the financial statements.

Hydra Industries Acquisition Corp.
Notes to Financial Statements

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Hydra Industries Acquisition Corporation (the “Company,” “we,” “our” or “us”) is a newly organized blank check company incorporated in Delaware on May 30, 2014. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business transaction, one or more operating businesses or assets that we have not yet identified (“Business Combination”). The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 10,000,000 units at $10.00 per unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”) which is discussed in Note 3 (“Proposed Offering”), the sale of 8,500,000 warrants (or up to 9,250,000 warrants, depending upon the extent to which the underwriters’ over-allotment option is exercised) (“Private Placement Warrants”) at a price of $0.50 per warrant in a private placement to certain of the Company’s stockholders that will close simultaneously with the Proposed Offering. The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Offering and Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $10.00 per Unit sold in the Proposed Offering, including the proceeds of the Private Placement Warrants will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the 1940 Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, may either (i) seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination or (ii) provide its stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote). The Company will proceed with a Business Combination if it is approved by the board of directors. In addition, The Company’s Business Combination must be approved by the MIHI LLC (the “Macquarie sponsor”) as a closing condition to the contingent forward purchase contract (as more fully described in Note 5). In the event that the Company is required to seek stockholder approval in connection with a Business Combination, the Company will proceed with a Business Combination only if a majority of the outstanding shares that are voted are voted in favor of the Business Combination. In connection with such a vote, the Company will provide its stockholders with the opportunity to redeem their shares of our common stock upon the consummation of a Business Combination for a pro-rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). These shares of common stock will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC Topic 480 “Distinguishing Liabilities from Equity”. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. Hydra Industries Sponsor LLC (the

Hydra Industries Acquisition Corp.
Notes to Financial Statements

“Hydra sponsor”) and the Macquarie sponsor; together with the Hydra sponsor, the “Sponsors”) and the other initial stockholders have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their founders shares and any public shares held, in favor of approving a Business Combination. Notwithstanding the foregoing redemption rights, if the Company seeks stockholder approval of the Business Combination and it does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 10% of the shares sold in the Proposed Offering.

If we are unable to complete a Business Combination within 24 months from the closing of this Proposed Offering (the Combination Period”) we will (i) cease all operations except for the purposes of winding up of our affairs; (ii) distribute the aggregate amount then on deposit in the Trust Account, including a portion of the interest earned thereon which was not previously used for working capital, but net of any taxes, pro rata to our public stockholders by way of redemption of our public shares (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any); and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation.

The initial stockholders have agreed to waive their redemption rights with respect to the founder shares (i) in connection with the consummation of a Business Combination, (ii) if we fail to consummate a Business Combination within 24 months from the consummation of the Proposed Offering, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) upon our liquidation upon the expiration of the Combination Period. However, if our initial stockholders should acquire public shares in or after the Proposed Offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate a Business Combination within the required time period. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the Trust Account in the event we do not consummate a Business Combination within 24 months from the consummation of the Proposed Offering and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of our public shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial Proposed Offering price per Unit in the Proposed Offering ($10.00 per share).

Going Concern Consideration

At July 15, 2014, the Company had $15,965 in cash and a working capital deficit of $37,057. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. Our Sponsors have entered into promissory notes with the Company to loan us up to an aggregate of $125,000 each to be used, in part, for transaction costs incurred in connection with the Proposed Offering. Such promissory notes are anticipated to be repaid upon the successful completion of the Proposed Offering (see Note 5). In order to finance transaction costs in connection with a Business Combination, our Sponsors have each committed $250,000, for an aggregate of $500,000, to be provided to the Company under unsecured promissory notes (see Note 6). In addition, the Company’s officers and directors may,

Hydra Industries Acquisition Corp.
Notes to Financial Statements

but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. The promissory notes would either be paid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, the notes may be converted into warrants to purchase shares of common stock at a price of $0.50 per share. The warrants would be identical to the Private Placement Warrants issued to the Sponsors. If we do not complete a Business Combination, the loans will be forgiven. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging growth company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of July 15, 2014.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by certain of our initial stockholders. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At July 15, 2014, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At July 15, 2014, the Company had not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Hydra Industries Acquisition Corp.
Notes to Financial Statements

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Deferred offering costs

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of July 15, 2014 and no amounts were accrued for the payment of interest and penalties at July 15, 2014. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest

Hydra Industries Acquisition Corp.
Notes to Financial Statements

as of or during the period from May 30, 2014 through July 15, 2014. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent events

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the financial statements are filed for potential recognition or disclosure. Any material events that occur between the balance sheet date and filing date are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that exist at the balance sheet date. Based upon this review, except as discussed in Note 5, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 10,000,000 units (or 11,500,000 units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per unit. Each Unit will consist of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file within 15 business days of the closing of our Business Combination and have an effective registration statement within 60 business days of the closing of our Business Combination covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and, the date on which all of the warrants have been exercised and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available. Each warrant will entitle the holder to purchase one-half share of common stock at an exercise price of $5.75 ($11.50 per whole share). Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the warrants. The warrants will become exercisable on the later of (a) 30 days after the consummation of our initial Business Combination, or (b) 12 months from the closing of the Proposed Offering. The warrants will expire five years after the consummation of a Business Combination or earlier upon redemption or liquidation. The warrants will be redeemable by the Company at a price of $0.01 per warrant upon 30 days prior written notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of redemption is given.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Hydra Industries Acquisition Corp.
Notes to Financial Statements

NOTE 4. PRIVATE PLACEMENT

In connection with the closing of the Proposed Offering, Mr. Weil, the Macquarie sponsor and another member of the Company’s management team have agreed to purchase an aggregate of up to 8,500,000 warrants at a price of $0.50 per warrant ($4,250,000 in the aggregate or up to 9,250,000 warrants or $4,625,000 in the aggregate if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the consummation of the Proposed Offering. Each Private Placement Warrant is exercisable to purchase one-half share of our common stock at $5.75 per half share. The purchase price of the Private Placement Warrants will be added to the net proceeds from the Proposed Offering to be held in the Trust Account less offering expenses and approximately $1,000,000 in working capital to be held outside of the Trust Account. If we do not complete a Business Combination within 24 months from the closing of this Proposed Offering, the proceeds of the sale of the Private Placement Warrants will be used, in part, to fund the redemption of our public shares (subject to the requirements of applicable law). There will be no redemption rights or liquidating distributions with respect to the Private Placement Warrants.

The Sponsors have agreed that the Private Placement Warrants and the common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days following consummation of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by our Sponsors or their affiliates or designees. If the Private Placement Warrants are held by someone other than the Sponsors, or their respective permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the Units being sold in the Proposed Offering. If the Company does not complete a Business Combination, then the proceeds will be part of the liquidating distribution to the public stockholders and the warrants issued to the Sponsors will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founders Shares

In July 2014, the Company issued 2,875,000 shares of common stock to the Sponsors (the “founder shares”) for an aggregate purchase price of $25,000. The founder shares are identical to the shares of common stock included in the Units being sold in the Proposed Offering, except that (1) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (2) our initial stockholders have agreed: (i) to waive their redemption rights with respect to their founder shares in connection with the consummation of a Business Combination and (ii) to waive their redemption rights with respect to their founder shares if we fail to complete a Business Combination within 24 months from the closing of the Proposed Offering. However, our initial stockholders will be entitled to redemption rights with respect to any public shares they hold by way of public market purchase if we fail to consummate a Business Combination within such time period. If we submit a Business Combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares and any public shares held in favor of a Business Combination. Up to 375,000 founder shares will be subject to forfeiture by certain of our initial stockholders (or their permitted transferees) depending upon the extent to which the underwriters’ over-allotment option is exercised.

Our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (1) one year after a Business Combination or (2) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after a Business Combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Lock Up Period”). Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends,

Hydra Industries Acquisition Corp.
Notes to Financial Statements

reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the founder shares will be released from the lock-up.

Administrative Services Agreement

We intend to enter into an Administrative Services Agreement pursuant to which we will pay an affiliate of the Hydra sponsor a total of $10,000 per month for office space, utilities and secretarial support. Upon the completion of a Business Combination or our liquidation, we will cease paying these monthly fees.

Related Party Advances

As of July 15, 2014, our Sponsors advanced us an aggregate of $26,000, a portion of which has been used for the payment of costs associated with the Proposed Offering. These advances are non-interest bearing, unsecured and due on demand. On July 25, 2014, we entered into a promissory note with each of the Sponsors, whereby our Sponsors agreed to loan us up to an aggregate of $125,000 each (“Promissory Notes”) to be used in part for expenses incurred in connection with the Proposed Offering. The Promissory Notes are non-interest bearing, unsecured and are due at the earlier of March 31, 2015 or the closing of the Proposed Offering. As of August 2014, our Sponsors have loaned us $69,000 under these Promissory Notes. All amounts received to date by us from our Sponsors, inclusive of the $26,000 advanced to us as of July 15, 2014, have been converted into Promissory Notes. These Promissory Notes are anticipated to be repaid upon the successful completion of the Proposed Offering.

NOTE 6. COMMITMENTS & CONTINGENCIES

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, our Sponsors have each committed $250,000, for an aggregate of $500,000, in accordance with the unsecured promissory notes the Company will issue to the Sponsors pursuant to an expense advance agreement between us and the Sponsors, to be provided to the Company in the event that funds held outside of the Trust Account are insufficient to fund our expenses after the Proposed Offering and prior to a Business Combination (including investigating and selecting a target business and other working capital requirements) and the Sponsors may, but are not obligated to, loan the Company additional funds as may be required. If we consummate a Business Combination, we expect to repay such non-interest bearing loaned amounts. In the event that the Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,000,000 of all loans made to us may be convertible into warrants of the post Business Combination entity at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants.

Contingent Forward Purchase Contract

The Macquarie sponsor has agreed to enter into a contingent forward purchase contract with the Company to purchase, in a private placement for gross proceeds of $20,000,000 to occur concurrently with the consummation of the Business Combination, 2,000,000 Units on the same terms as the sale of the Units in the Proposed Offering at $10.00 per Unit (“Private Placement Units”), and 500,000 shares of the Company’s common stock on the same terms as the sale of the founder shares the Sponsors prior to the Proposed Offering (“Private Placement Shares”). The funds from the sale of the Private Placement Units will be used as part of the consideration to the sellers in the Business Combination; any excess funds from the Private Placement Units will be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares.

Hydra Industries Acquisition Corp.
Notes to Financial Statements

As a closing condition to the contingent forward purchase contract, the Company agreed not to consummate a Business Combination without the Macquarie sponsor’s consent; provided, however, that if the Company fails to consummate a Business Combination within the required time period, and the Company’s board of directors (other than the Macquarie sponsor designee) unanimously vote in favor of a proposed Business Combination and the Macquarie sponsor decides to withhold its vote on the Business Combination, the Macquarie sponsor will be, subject to customary conditions, obligated to pay a $740,000 fee to the Hydra sponsor. In such event, the Private Placement Warrants purchased by the Macquarie sponsor and the Hydra sponsor will expire worthless. Notwithstanding the forgoing, in the event the Macquarie sponsor withholds consent to consummate a business combination because of regulatory reasons or the Business Combination involves a competitor to the Macquarie sponsor, its affiliates, or an entity in which the Macquarie sponsor or an affiliate has an equity interest, then the Macquarie sponsor is not obligated to pay the $740,000 fee, the Company may proceed with such Business Combination, the Macquarie sponsor will be permitted to sell its Private Placement Warrants and founder shares (provided that the transferee agrees to be bound by the transfer restrictions, lock-up provisions, registration rights, voting obligations and other such restrictions and rights of the transferred Private Placement Warrants and founder shares), the Hydra sponsor will use its best efforts to facilitate a sale of the Macquarie sponsors Private Placement Warrants and founder shares, and the term of the Macquarie sponsor’s nominee for the Board of Directors will automatically terminate and such board seat will remain vacant until filled by a successor duly appointed by the Hydra sponsor.

Right of First Refusal

We have granted Macquarie Capital (USA) Inc. (“Macquarie Capital”) a right of first refusal for a period of 36 months from the closing of the Proposed Offering to provide certain financial advisory, underwriting, capital raising, and other services for which they may receive fees. The amount of fees we pay to Macquarie Capital will be based upon the prevailing market for similar services rendered by global full-service investment banks for such transactions, and will be subject to the review of our Audit Committee pursuant to the Audit Committee’s policies and procedures relating to transactions that may present conflicts of interest.

Registration Rights

Pursuant to a registration rights agreement to be entered into on or prior to the closing of the Proposed Offering with our initial stockholders and purchasers of the Private Placement Warrants and Macquarie forward purchase contract, the Company may be required to register certain securities for sale under the Securities Act. Each of the sponsors will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable Lock Up Period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company expects to grant the underwriters a 45-day option to purchase up to 1,500,000 additional Units to cover the over-allotment at the Proposed Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of up to 6.0%, of which two and one-half percent (2.5%) shall be paid in cash at the closing of the Proposed Offering, including any amounts

Hydra Industries Acquisition Corp.
Notes to Financial Statements

raised pursuant to the overallotment option and up to three and one-half percent (3.5%) will be deferred. Up to 3.5% of the deferred fee of the Proposed Offering, including any amounts raised pursuant to the over-allotment option, will be payable in cash upon the closing of a Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share in one or more series. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. At July 15, 2014, there are no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue 29,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each common share. At July 15, 2014, there were 2,875,000 shares of common stock issued and outstanding, of which 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s initial stockholders will own 20% of the issued and outstanding shares after the Proposed Offering (assuming the initial stockholders do not purchaser any Units in the Proposed Offering).

You should rely only on the information contained in this prospectus. No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Until            , 2014 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) are as follows:

Legal fees and expenses	$200,000
Printing and engraving expenses	30,000
Accounting fees and expenses	35,000
SEC Expenses	14,812
FINRA Expenses	17,750
Travel and road show	20,000
Directors and officers insurance	115,000
NASDAQ listing and filing fees	50,000
Miscellaneous expenses	267,438
Total offering expenses	$750,000

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”).

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our amended and restated certificate of incorporation.

Our bylaws include provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is filed as Exhibit 10.7 to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

In July 2014, our sponsors purchased an aggregate of 2,875,000 shares of our common stock, for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Each purchaser is an accredited investor for purposes of Rule 501 of Regulation D.

In addition, our sponsors and have committed, pursuant to a written agreement, to purchase from us an aggregate of 8,500,000 private placement warrants (or up to 9,250,000 warrants, depending upon the extent to which the underwriters’ over-allotment option is exercised) at $0.50 per warrant, for an aggregate purchase price of $4,250,000 (or up to $4,625,000, depending upon the extent to which the underwriters’ over-allotment option is exercised). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our Macquarie sponsor has agreed to enter into a contingent forward purchase contract with us to purchase, in a private placement for gross proceeds of approximately $20,000,000 to occur concurrently with the consummation of our initial business combination, 2,000,000 of our units on substantially the same terms as the sale of units in this offering at $10.00 per unit, and 500,000 shares of common stock on the same terms as the sale of shares of common stock to our sponsors prior to this offering. The funds from the sale of the private placement units may be used as part of the consideration to the sellers in the initial business combination; any excess funds from this private placement may be used for working capital in the post-transaction company. This commitment is independent of the percentage of stockholders electing to redeem their public shares and provides us with an increased minimum funding level for the initial business combination. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.**
3.3	Bylaws.*

Exhibit No.	Description
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Ellenoff Grossman & Schole LLP.**
10.1	Promissory Note, dated July 25, 2014, issued to Hydra Industries Sponsor LLC in the amount of up to $125,000.*
10.2	Promissory Note, dated July 25, 2014, issued to MIHI LLC in the amount of up to $125,000.*
10.3	Form of Letter Agreement among the Registrant and our officers, directors and security holders.**
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.5	Form of Registration Rights Agreement between the Registrant and certain security holders.**
10.6	Securities Subscription Agreement, dated July 11, 2014, between the Registrant and Hydra Industries Sponsor LLC.*
10.7	Securities Subscription Agreement, dated July 11, 2014, between the Registrant and MIHI LLC.*
10.8	Warrant Purchase Agreement, dated , 2014 among the Registrant and certain security holders.**
10.9	Form of Indemnity Agreement.**
10.10	Form of Administrative Services Agreement, dated as of , 2014, by and between the Registrant and Lorne Weil, Inc.**
10.11	Form of Expense Advancement Agreement, dated as of , 2014, by and among the Registrant, MIHI LLC and Hydra Industries Sponsor LLC, regarding the loan commitment of $500,000 in the aggregate. **
10.12	Form of Contingent Forward Purchase Contract by and between the Registrant and MIHI LLC.*
10.13	Form of Letter Agreement, dated as of , 2014 by and among certain security holders regarding the investment banking right of first refusal.*
10.14	Agreement Among Sponsors, dated as of , 2014, by and among the Registrant, MIHI LLC and Hydra Industries Sponsor LLC.*
14	Form of Code of Ethics.**
23.1	Consent of Marcum LLP.*
23.2	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Audit Committee Charter.**
99.2	Compensation Committee Charter.**

*	Filed herewith.
**	To be filed by amendment.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(4)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of August, 2014.

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/ A. Lorne Weil A. Lorne Weil Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Lipkin his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ A. Lorne Weil A. Lorne Weil	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 19, 2014
/s/ Jeffrey S. Lipkin Jeffrey S. Lipkin	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	August 19, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.*
3.2	Form of Amended and Restated Certificate of Incorporation.**
3.3	Bylaws.*
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Ellenoff Grossman & Schole LLP.**
10.1	Promissory Note, dated July 25, 2014, issued to Hydra Industries Sponsor LLC in the amount of up to $125,000.*
10.2	Promissory Note, dated July 25, 2014, issued to MIHI LLC in the amount of up to $125,000.*
10.3	Form of Letter Agreement among the Registrant and our officers, directors and security holders.**
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
10.5	Form of Registration Rights Agreement between the Registrant and certain security holders.**
10.6	Securities Subscription Agreement, dated July 11, 2014, between the Registrant and Hydra Industries Sponsor LLC.*
10.7	Securities Subscription Agreement, dated July 11, 2014, between the Registrant and MIHI LLC.*
10.8	Warrant Purchase Agreement, dated , 2014 among the Registrant and certain security holders.**
10.9	Form of Indemnity Agreement.**
10.10	Form of Administrative Services Agreement, dated as of , 2014, by and between the Registrant and Lorne Weil, Inc.**
10.11	Form of Expense Advancement Agreement, dated as of , 2014, by and among the Registrant, MIHI LLC and Hydra Industries Sponsor LLC, regarding the loan commitment of $500,000 in the aggregate. **
10.12	Form of Contingent Forward Purchase Contract by and between the Registrant and MIHI LLC.*
10.13	Form of Letter Agreement, dated as of , 2014 by and among certain security holders regarding the investment banking right of first refusal.*
10.14	Agreement Among Sponsors, dated as of , 2014, by and among the Registrant, MIHI LLC and Hydra Industries Sponsor LLC.*
14	Form of Code of Ethics.**
23.1	Consent of Marcum LLP.*
23.2	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.1).**
24	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Audit Committee Charter.**
99.2	Compensation Committee Charter.**

*	Filed herewith.
**	To be filed by amendment.